Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of April 20, 2010 (this “Amendment No. 1”), among BLACKROCK KELSO CAPITAL CORPORATION (the “Borrower”), the Lenders party hereto, the Assuming Lenders listed on the signature pages hereto (the “Assuming Lenders”) and CITIBANK, N.A., in its capacities as Administrative Agent (the “Administrative Agent”) under the Credit Agreement referred to below and as Collateral Agent (the “Collateral Agent”) under the Guarantee and Security Agreement referred to below.

The Borrower, the Lenders party thereto and the Administrative Agent are parties to an Amended and Restated Senior Secured Credit Agreement dated as of December 28, 2007 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said Lenders to the Borrower in an aggregate principal or face amount not exceeding $1,395,000,000.  The Borrower, the Administrative Agent and the Collateral Agent are also parties to a Guarantee and Security Agreement dated as of December 6, 2006 (as modified and supplemented and in effect from time to time, the “Guarantee and Security Agreement”).

The Borrower and the Required Lenders wish now to amend the Credit Agreement and the Guarantee and Security Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

SECTION 1.  Definitions and Terms.  Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement as amended hereby are used herein as defined therein.  Section 1.03 of the Credit Agreement is hereby incorporated by reference herein.

SECTION 2.  Amendments.  Subject to the satisfaction of the conditions precedent specified in Section 6 below, but effective as of the date hereof, the Credit Agreement and the Guarantee and Security Agreement shall be amended as follows:

SECTION 2.01.  References Generally.  References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.  References in the Guarantee and Security Agreement (including references to the Guarantee and Security Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Guarantee and Security Agreement as amended hereby.

SECTION 2.02.  Amended Language.  The Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined

Amendment No. 1

text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

SECTION 2.03.  Amendment to Guarantee and Security Agreement.  The Guarantee and Security Agreement is hereby amended as follows:

(a)  The first recital paragraph thereof is hereby amended to read in its entirety as follows:

“WHEREAS, the Borrower, the lenders party thereto and the Administrative Agent are parties to an Amended and Restated Senior Secured Credit Agreement dated as of December 28, 2007 (as amended by Amendment No. 1 thereto dated as of April 20, 2010, and as otherwise amended, supplemented and otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which such lenders have agreed to extend credit (by means of loans and letters of credit) to the Borrower from time to time;”

(b)  The following defined term therein shall be amended to read in its entirety as follows:

“Secured Party” means, collectively, the Lenders, the Administrative Agent, each Designated Indebtedness Holder, each Financing Agent, the Collateral Agent, the beneficiaries of each indemnification obligation undertaken by any Obligor under any Debt Document and the successors and assigns of each of the foregoing.

SECTION 3.  Commitments; Loans.  Subject to satisfaction of the conditions precedent specified in Section 6 below and effective as of the Amendment Effective Date:

SECTION 3.01.  Commitments.

(a)  the Borrower, the Required Lenders and each Lender executing a counterpart to this Amendment No. 1 as a “Class B Multicurrency Revolving Lender” (each such Lender, an “Extending Lender”) hereby agree that each such Extending Lender shall become a “Class B Multicurrency Revolving Lender” under the Credit Agreement and that its Multicurrency Revolving Commitment under the Credit Agreement (before giving effect to this Amendment No. 1) will be modified to become a Class B Multicurrency Revolving Commitment in the amount set forth opposite the name of such Lender listed in Schedule I attached hereto under the column heading “Class B Multicurrency Revolving Commitments”;

(b)  the Borrower, the Required Lenders and each of the Assuming Lenders listed under the heading “Assuming Lenders” on the signature pages hereto hereby agree that each such Assuming Lender shall become a “Class B Multicurrency Revolving Lender” under the Credit Agreement and that it makes

Amendment No. 1

a Class B Multicurrency Revolving Commitment in the amount set forth opposite the name of such Assuming Lender listed in Schedule I attached hereto under the column heading “Class B Multicurrency Revolving Commitments”;

(c)  the Borrower, the Required Lenders and each Lender executing a counterpart to this Amendment No. 1 as a “Class A Multicurrency Revolving Lender” (each such Lender, a “Non-Extending Lender”) hereby agree that each such Non-Extending Lender shall become a “Class A Multicurrency Revolving Lender” under the Credit Agreement and that its Multicurrency Revolving Commitment under the Credit Agreement (before giving effect to this Amendment No. 1) will be modified to become a Class A Multicurrency Revolving Commitment in the amount set forth opposite the name of such Lender listed in Schedule I attached hereto under the column heading “Class A Multicurrency Revolving Commitments”;

(d)  the Multicurrency Revolving Commitment of each Lender party to the Credit Agreement as of the Amendment Effective Date that does not execute this Amendment No. 1 shall be treated for all purposes as a Class A Multicurrency Revolving Commitment; and

(e)  for the avoidance of doubt, nothing in this Amendment No. 1 shall prevent an individual Lender from acting as both a Class B Multicurrency Revolving Lender and a Class A Multicurrency Revolving Lender.

SECTION 3.02.  Syndicated Multicurrency Revolving Borrowings under the Credit Agreement.  The Borrower, the Required Lenders and each Lender and Assuming Lender executing a counterpart to this Amendment No. 1 hereby agree that from and after the Amendment Effective Date and up to and including the Class A Termination Date, each Borrowing of Multicurrency Revolving Loans shall consist of both Class A Multicurrency Revolving Loans and Class B Multicurrency Revolving Loans made by the Multicurrency Revolving Lenders ratably in accordance with their respective Multicurrency Revolving Commitments on the date such Loans are made under the Credit Agreement.

SECTION 3.03.  Syndicated Term Loans.  On the Amendment Effective Date, (i) all outstanding Syndicated Term Loans held by a Lender executing a counterpart to this Amendment No. 1 as a “Class A Syndicated Term Lender” and any Lender party to the Credit Agreement as of the Amendment Effective Date who does not execute a counterpart to this Amendment No. 1 shall be deemed to be “Class A Syndicated Term Loans” (in each case, in the amounts set forth opposite the name of such Lender listed on Schedule I attached hereto under the column heading “Class A Syndicated Term Loans”) and each such Lender shall be deemed to be a “Class A Syndicated Term Lender” and (ii) all outstanding Syndicated Term Loans held by a Lender executing a counterpart to this Amendment No. 1 as a “Class B Syndicated Term Lender” shall be deemed to be “Class B Syndicated Term Loans” (in each case, in the amounts set forth opposite the name of such Lender listed on Schedule I attached hereto under the column

Amendment No. 1

heading “Class B Syndicated Term Loans”) and each such Lender shall be deemed to be a “Class B Syndicated Term Lender”, in each case for all purposes of the Credit Agreement and the other Loan Documents.  For the avoidance of doubt, nothing in this Amendment No. 1 shall prevent an individual Lender from acting as both a Class A Syndicated Term Lender and a Class B Syndicated Term Lender.  Each Borrowing of Syndicated Term Loans outstanding as of the Amendment Effective Date shall be comprised of Class A Syndicated Term Loans and Class B Syndicated Term Loans allocated ratably among the Class A Syndicated Term Lenders and the Class B Syndicated Term Lenders.

SECTION 4.  Representations and Warranties.  The Borrower represents and warrants to the Lenders and the Administrative Agent that (a) the representations and warranties set forth in Article III of the Credit Agreement, and in each of the other Loan Documents, are true and complete in all material respects (except to the extent any such representation or warranty is itself qualified by materiality or reference to Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article III to “this Agreement” included reference to this Amendment No. 1, (b) no Default or Event of Default has occurred and is continuing and (c) the Borrower has no Subsidiaries on the date hereof.

SECTION 5.  Confirmation of Security Documents.  The Borrower, by its execution of this Amendment No. 1, (a) hereby consents to this Amendment No. 1, (b) confirms and ratifies that all of its obligations and the security interests granted by it under each of the Security Documents to which it is a party shall continue in full force and effect in favor of the Collateral Agent for the benefit of the Secured Parties (as defined therein) with respect to the Credit Agreement as amended hereby and (c) confirms that all references in such Security Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby without impairing any such obligations or security interests in any respect.

SECTION 6.  Conditions Precedent.  The amendments to the Credit Agreement and the Guarantee and Security Agreement set forth in Section 2 and the adjustments to the Commitments and Loans set forth in Section 3 and Schedule I attached hereto shall become effective as of the date hereof (the “Amendment Effective Date”) upon which each of the following conditions precedent shall be satisfied:

(a)  Execution.  The Administrative Agent shall have received from each of the Administrative Agent, the Collateral Agent, the Borrower, the Required Lenders, the Class B Multicurrency Revolving Lenders, the Class A Multicurrency Revolving Lenders party hereto, the Class B Syndicated Term Lenders, the Class A Syndicated Term Lenders party hereto and the Assuming Lenders either (i) a counterpart of this Amendment No. 1 signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed

Amendment No. 1

signature page to this Amendment No. 1) that such party has signed a counterpart of this Amendment No. 1.

(b)  Fees and Expenses.  The Administrative Agent shall have received evidence of the payment by the Borrower of all invoiced fees and expenses payable to the Lenders, the Administrative Agent and any Affiliate of the Administrative Agent on the Amendment Effective Date that the Borrower has agreed to pay in connection with this Amendment No. 1.  The Borrower shall have paid all expenses (including reasonable and documented legal fees of Cravath, Swaine & Moore LLP) for which invoices have been presented.

(c)  Opinion of Counsel to the Borrower.  The Administrative Agent shall have received a favorable written opinion of counsel from Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel for the Borrower, addressed to the Administrative Agent and dated the Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters as the Administrative Agent shall reasonably request.

(d)  Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the date hereof and signed by the President, Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02 of the Credit Agreement.

(e)  Corporate Matters.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the transactions contemplated hereunder and any other legal matters relating to the Borrower, all in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 7.  Waivers.  Each Extending Lender hereby consents to the transactions contemplated by this Amendment No. 1 and the Credit Agreement as amended by this Amendment No. 1 and, without limiting the foregoing, hereby waives (a) its rights under Section 2.17(c)(i) of the Credit Agreement with respect to non-pro rata terminations of Commitments under Section 2.08 of the Credit Agreement on the Class A Termination Date, (b) its rights under Section 2.17(c)(iii) of the Credit Agreement with respect to non-pro rata payments of principal made to the Non-Extending Lenders on the Class A Termination Date and (c) its rights under Section 2.17(d) of the Credit Agreement with respect to the non-pro rata payments of principal made to the Non- Extending Lenders on the Class A Termination Date; provided that the foregoing shall not constitute a waiver by any Extending Lender of (i) its rights to share in any payments arising as a result of the exercise of remedies under the Loan Documents upon the occurrence and during the continuance of an Event of Default and (ii) its rights with respect to payments of accrued and unpaid interest pursuant to Section 2.12(e) of the Credit Agreement or fees pursuant to Section 2.11 of the Credit Agreement.

Amendment No. 1

SECTION 8.  Governing Law; Jurisdiction; Etc.

(a)  Governing Law.  This Amendment No. 1 shall be construed in accordance with and governed by the law of the State of New York.

(b)  Submission to Jurisdiction.  The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment No. 1, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amendment No. 1 shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment No. 1 against the Borrower or its properties in the courts of any jurisdiction.

(c)  Waiver of Venue.  The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment No. 1 in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Service of Process.  Each party to this Amendment No. 1 irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement.  Nothing in this Amendment No. 1 will affect the right of any party to this Amendment No. 1 to serve process in any other manner permitted by law.

SECTION 9.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 1 OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT NO. 1 BY, AMONG

Amendment No. 1

OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.  Miscellaneous.  Except as herein provided, the Credit Agreement and the Guarantee and Security Agreement shall remain unchanged and in full force and effect.  This Amendment No. 1 shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.  This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.

[Signature Pages Follow]

Amendment No. 1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Credit Agreement and the Guarantee and Security Agreement to be duly executed and delivered as of the day and year first above written.

BLACKROCK KELSO CAPITAL CORPORATION

By:	/s/ Michael B. Lazar
	Name:	Michael B. Lazar
	Title:	Chief Operating Officer

Amendment No. 1

ADMINISTRATIVE AGENT

CITIBANK, N.A.,
as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender

By:	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Vice President

Amendment No. 1

LENDERS

Amendment No. 1

CLASS B MULTICURRENCY REVOLVING LENDER

CLASS B SYNDICATED TERM LENDER

CITIBANK, N.A., in respect of its Class B Multicurrency Revolving Commitments and Class B Syndicated Term Loans as set forth in Schedule I hereto

By:	/s/ Maureen P. Maroney
	Name:	Maureen P. Maroney
	Title:	Vice President

Amendment No. 1

CLASS B MULTICURRENCY REVOLVING LENDER

MERRILL LYNCH CAPITAL CORPORATION, in respect of its Class B Multicurrency Revolving Commitments as set forth in Schedule I hereto

By:	/s/ Wajeeh K. Faheem
	Name:	Wajeeh K. Faheem
	Title:	Vice President

Amendment No. 1

CLASS B MULTICURRENCY REVOLVING LENDER

UBS LOAN FINANCE LLC, in respect of its Class B Multicurrency Revolving Commitments as set forth in Schedule I hereto

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

Amendment No. 1

CLASS B SYNDICATED TERM LENDER

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, in respect of its Class B Syndicated Term Loans as set forth in Schedule I hereto

By:	/s/ Jay Chall
	Name:	Jay Chall
	Title:	Director

By:	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Director

Amendment No. 1

SCHEDULE I

[Commitments]

[On file with Administrative Agent]

Schedule I to Amendment No. 1

~~EXECUTION COPY~~EXHIBIT A TO AMENDMENT NO. 1

AMENDED AND RESTATED SENIOR SECURED

CREDIT AGREEMENT

dated as of December 28, 2007

among

BLACKROCK KELSO CAPITAL CORPORATION,

The LENDERS Party Hereto,

CITIBANK, N.A.,

as Administrative Agent, and

MERRILL LYNCH CAPITAL CORPORATION,
~~JPMORGAN CHASE BANK, N.A.,~~
as Syndication Agent ~~and~~
~~WACHOVIA BANK, NATIONAL ASSOCIATION,~~
~~as Documentation Agent.~~

~~$600,000,000~~

~~_________________~~

$545,000,000

_________________

CITIGROUP GLOBAL MARKETS, INC. and

~~J.P. MORGAN~~BANC OF AMERICA SECURITIES~~, INC.~~ LLC,

as Joint Lead Bookrunners and Joint Lead Arrangers

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~29~~34
SECTION 1.03.	Terms Generally	~~29~~34
SECTION 1.04.	Accounting Terms; GAAP	~~30~~34
SECTION 1.05.	Currencies; Currency Equivalents	~~30~~35

ARTICLE II

THE CREDITS

SECTION 2.01.	The Commitments	~~32~~36
SECTION 2.02.	Loans and Borrowings	~~32~~38
SECTION 2.03.	Requests for Borrowings	~~33~~39
SECTION 2.04.	Swingline Loans	~~35~~40
SECTION 2.05.	Letters of Credit	~~36~~43
SECTION 2.06.	Funding of Borrowings	~~41~~49
SECTION 2.07.	Interest Elections	~~42~~50
SECTION 2.08.	Termination, Reduction or Increase of the Commitments	~~43~~51
SECTION 2.09.	Repayment of Loans; Evidence of Debt	~~48~~56
SECTION 2.10.	Prepayment of Loans	~~50~~58
SECTION 2.11.	Fees	~~53~~62
SECTION 2.12.	Interest	~~54~~64
SECTION 2.13.	Alternate Rate of Interest	~~55~~65
SECTION 2.14.	Increased Costs	~~56~~66
SECTION 2.15.	Break Funding Payments	~~57~~67
SECTION 2.16.	Taxes	~~58~~68
SECTION 2.17.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~60~~70
SECTION 2.18.	Mitigation Obligations; Replacement of Lenders	~~62~~73
SECTION 2.19.	Incremental Term Loans	~~63~~73

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Organization; Powers	~~64~~74
SECTION 3.02.	Authorization; Enforceability	~~64~~75
SECTION 3.03.	Governmental Approvals; No Conflicts	~~64~~75
SECTION 3.04.	Financial Condition; No Material Adverse Change	~~65~~75
SECTION 3.05.	Litigation.	~~65~~76

(i)

SECTION 3.06.	Compliance with Laws and Agreements	~~66~~76
SECTION 3.07.	Taxes	~~66~~77
SECTION 3.08.	ERISA	~~66~~77
SECTION 3.09.	Disclosure	~~66~~77
SECTION 3.10.	Investment Company Act; Margin Regulations	~~67~~77
SECTION 3.11.	Material Agreements and Liens	~~67~~78
SECTION 3.12.	Subsidiaries and Investments	~~68~~78
SECTION 3.13.	Properties	~~68~~78
SECTION 3.14.	Affiliate Agreements	~~68~~79

ARTICLE IV

CONDITIONS

SECTION 4.01.	Restatement Effective Date	~~68~~79
SECTION 4.02.	Each Credit Event	~~70~~80

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01.	Financial Statements and Other Information	~~71~~81
SECTION 5.02.	Notices of Material Events	~~73~~83
SECTION 5.03.	Existence; Conduct of Business	~~73~~84
SECTION 5.04.	Payment of Obligations	~~73~~84
SECTION 5.05.	Maintenance of Properties; Insurance	~~74~~84
SECTION 5.06.	Books and Records; Inspection and Audit Rights	~~74~~84
SECTION 5.07.	Compliance with Laws	~~74~~85
SECTION 5.08.	Certain Obligations Respecting Subsidiaries; Further Assurances	~~75~~85
SECTION 5.09.	Use of Proceeds	~~75~~86
SECTION 5.10.	Status of RIC and BDC	~~76~~86
SECTION 5.11.	Investment Policies	~~76~~86
SECTION 5.12.	Portfolio Valuation and Diversification, Etc.	~~76~~86
SECTION 5.13.	Calculation of Borrowing Base	~~79~~90

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01.	Indebtedness	~~84~~94
SECTION 6.02.	Liens	~~84~~95
SECTION 6.03.	Fundamental Changes	~~85~~95
SECTION 6.04.	Investments	~~87~~97
SECTION 6.05.	Restricted Payments	~~87~~98
SECTION 6.06.	Certain Restrictions on Subsidiaries	~~89~~99
SECTION 6.07.	Certain Financial Covenants	~~89~~99
SECTION 6.08.	Transactions with Affiliates	~~89~~100

(ii)

SECTION 6.09.	Lines of Business	~~89~~100
SECTION 6.10.	No Further Negative Pledge	~~89~~100
SECTION 6.11.	Modifications of Longer-Term Documents	~~90~~101
SECTION 6.12.	Payments of Longer-Term Indebtedness	~~90~~101

ARTICLE VII

EVENTS OF DEFAULT

ARTICLE VIII

THE ADMINISTRATIVE AGENT

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.	Notices; Electronic Communications.	~~97~~108
SECTION 9.02.	Waivers; Amendments.	~~100~~110
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	~~102~~113
SECTION 9.04.	Successors and Assigns	~~104~~115
SECTION 9.05.	Survival	~~108~~119
SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~109~~119
SECTION 9.07.	Severability	~~109~~120
SECTION 9.08.	Right of Setoff	~~109~~120
SECTION 9.09.	Governing Law; Jurisdiction; Etc.	~~110~~120
SECTION 9.10.	WAIVER OF JURY TRIAL	~~110~~121
SECTION 9.11.	Judgment Currency	~~111~~121
SECTION 9.12.	Headings	~~111~~122
SECTION 9.13.	Treatment of Certain Information; Confidentiality	~~111~~122
SECTION 9.14.	USA PATRIOT Act	~~113~~123
SECTION 9.15.	Existing Credit Agreement; Effectiveness of Amendment and Restatement; No Novation	~~113~~124

(iii)

SCHEDULE I	-	Commitments
SCHEDULE II	-	Material Agreements and Liens
SCHEDULE III	-	Litigation
SCHEDULE IV	-	Investments
SCHEDULE V	-	Transactions with Affiliates
SCHEDULE VI	-	Moody’s Industry Classification Group List

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Guarantee and Security Agreement
EXHIBIT C	-	Form of Borrowing Base Certificate
EXHIBIT D	-	Form of Reaffirmation Agreement
EXHIBIT E	-	Portfolio Pricing Practices

(iv)

AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT dated as of December 28, ~~2007,~~2007 (this “Agreement”), among BLACKROCK KELSO CAPITAL CORPORATION, the LENDERS party hereto, CITIBANK, N.A., as Administrative Agent, JPMORGAN CHASE BANK, N.A., as Syndication Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent.

~~The Senior Secured Revolving Credit Agreement dated as of December 6, 2006, between~~On December 28, 2007 (the “Restatement Effective Date”), BlackRock Kelso Capital Corporation, the lenders party thereto, Citibank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Wachovia Bank, National Association, as documentation agent, amended and restated the Senior Secured Revolving Credit Agreement dated as of December 6, 2006 (as amended by Amendment No. 1 dated as of February 8, 2007, Amendment No. 2 dated as of April 16, 2007 and Amendment No. 3 dated as of October 15, 2007, the “Existing Credit Agreement”)~~, is hereby amended and restated as follows:~~.

ARTICLE I

DEFINITIONS

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Revolving Lender” means each of Bear Stearns Corporate Lending Inc. and UBS Loan Finance LLC.

“Additional Term Lender” has the meaning assigned to such term in Section 2.19(c).

“Adjusted Borrowing Base” means the Borrowing Base minus the aggregate amount of Cash and Cash Equivalents included in the Portfolio Investments held by the Obligors.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Portfolio Investments held by the Obligors (excluding any cash held by the Administrative Agent pursuant to Section 2.05(k) or Section 2.10(g)).

“Adjusted LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing, an interest rate per annum (rounded upwards, if necessary, to

Amended and Restated Credit Agreement

the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” means Citibank, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13.

“Affected Currency” has the meaning assigned to such term in Section 2.13.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by the Borrower in the ordinary course of business.

“Affiliate Agreements” means collectively, (a) the Investment Management Agreement, dated June 22, ~~2007,~~2008, between Borrower and BlackRock Kelso Capital Advisors, (b) the Administration Agreement, dated as of August 4, 2005, between Borrower and BlackRock Financial Management, Inc. and (c) Directors and Officers Liability Insurance Allocation Agreement, dated as of August 10, 2006, between Borrower and BlackRock Kelso Capital Advisors.

“Agent Parties” shall have the meaning assigned to such term in Section 9.01(c).

“Agreed Foreign Currency” means, at any time, Euros, English Pounds Sterling, Canadian Dollars, and, with the agreement of each Multicurrency Revolving Lender, any other Foreign Currency, so long as, in respect of any such specified Foreign Currency or other Foreign Currency, at such time (a) such Foreign Currency is dealt with in the London interbank deposit market, (b) such Foreign Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Multicurrency Revolving Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

Amended and Restated Credit Agreement

“Alternate Base Rate” means, for any day, a rate per annum equal to the ~~greater~~greatest of (a) the Prime Rate in effect on such day ~~and~~, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%~~.~~   and (c) the Adjusted LIBO Rate for such day for a deposit in Dollars with a maturity of one month plus 1%.  For purposes of clause (c) of this defined term, the LIBO Rate used to determine the Adjusted LIBO Rate on any day shall be based on the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to such day, as LIBOR for deposits denominated in Dollars with a maturity of one month.  Any change in the Alternate Base Rate due to a change in the Prime Rate ~~or~~, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate ~~or~~, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of April 20, 2010, among the Borrower, the Lenders and Assuming Lenders party thereto and Citibank, as Administrative Agent and as Collateral Agent.

“Amendment Effective Date” means April 20, 2010.

“Applicable Dollar Revolving Percentage” means, with respect to any Dollar Revolving Lender, the percentage of the total Dollar Revolving Commitments represented by such Dollar Revolving Lender’s Dollar Revolving Commitment.  If the Dollar Revolving Commitments have terminated or expired, the Applicable Dollar Revolving Percentages shall be determined based upon the Dollar Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Financial Statements” means, as at any date, the most-recent audited financial statements of the Borrower delivered to the Lenders, provided that if immediately prior to the delivery to the Lenders of new audited financial statements of the Borrower a Material Adverse Change (the “Pre-existing MAC”) shall exist (regardless of when it occurred), then the “Applicable Financial Statements” as at said date means the Applicable Financial Statements in effect immediately prior to such delivery until such time as the Pre-existing MAC shall no longer exist.

“Applicable Margin” means (a) with respect to any ABR Revolving Loan, 0.00% per annum; (b) with respect to any Eurocurrency Revolving Loan, 0.875% per annum; (c) with respect to any ABR Term Loan, 0.50% per annum; and (d) with respect to any Eurocurrency Term Loan, 1.50% per annum.

“Applicable Multicurrency Revolving Percentage” means, with respect to any Multicurrency Revolving Lender, the percentage of the total Multicurrency Revolving Commitments represented by such Multicurrency Revolving Lender’s

Amended and Restated Credit Agreement

Multicurrency Revolving Commitment.  If the Multicurrency Revolving Commitments have terminated or expired, the Applicable Multicurrency Revolving Percentages shall be determined based upon the Multicurrency Revolving Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” means, with respect to any Lender that is a fund that invests in bank loans and similar commercial extensions of credit, any other fund that invests in bank loans and similar commercial extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Approved Third-Party Appraiser” means any Independent third-party appraisal firm designated by the Borrower in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Borrower that such firm has been approved by the Borrower for purposes of assisting the Board of Directors of the Borrower in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of the Investment Company Act).  It is understood and agreed that, so long as the same are Independent third-party appraisal firms approved by the Board of Directors of the Borrower, Houlihan Lokey, Howard & Zukin, Murray, Devine & Company and Valuation Research Corporation shall be deemed to be Approved Third-Party Appraisers.

“Arranger” means each of Citigroup Global Markets, Inc.~~, JPMorgan Securities Inc.~~ and ~~Wachovia~~Banc of America Securities~~, L.L.C~~ LLC.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the Value of total assets of the Borrower and its Subsidiaries, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of the Borrower and its Subsidiaries, to (b) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.08(e)(i).

“Availability Period” means the period from and including the Amendment Effective Date to but excluding, (a) in the ~~earlier of the~~case of each Class A Multicurrency Revolving ~~Commitment~~Loan, the earlier of the Class A Termination Date and the date of termination of the Class A Multicurrency Revolving Commitments, (b) in the case of each Class B Multicurrency Revolving Loan, the earlier of the Class B Termination Date and the date of termination of the Class B Multicurrency Revolving Commitments, (c) in the case of each Dollar Revolving Loan, the earlier of the Class B Termination Date and the date of termination of the Dollar Revolving Commitments, (d)

Amended and Restated Credit Agreement

in the case of each Swingline Loan, the earlier of the Class B Termination Date and the date of termination of the Class B Multicurrency Revolving Commitments and (e) in the case of each Letter of Credit, the earlier of the Class B Termination Date and the date of termination of the Class B Multicurrency Revolving Commitments.

“BlackRock Kelso Capital Advisors” means BlackRock Kelso Capital Advisors LLC, a Delaware limited liability company.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means BlackRock Kelso Capital Corporation, a Delaware corporation.

“Borrowing” means (a) all Syndicated ABR Revolving Loans of the same Class made, converted or continued on the same date, (b) all Eurocurrency Revolving Loans of the same Class denominated in the same Currency that have the same Interest Period, (c) a Swingline Loan, (d) all ABR Term Loans made, converted or continued on the same date or (e) all Eurocurrency Term Loans that have the same Interest Period.

“Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit C and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing denominated in Dollars, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market and (c) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in any Foreign Currency, or to a notice by the Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency.

Amended and Restated Credit Agreement

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet or statement of assets and liabilities, as applicable, of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars which is a freely convertible currency.

“Cash Collateral Account” has the meaning assigned to such term in Section 2.10(g).

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a)        U.S. Government Securities, in each case maturing within one year from the date of acquisition thereof;

(b)        investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(c)        investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of the jurisdiction or any constituent jurisdiction thereof of any Agreed Foreign Currency, provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s; and

(d)        fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) a bank or broker-dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s, provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this

Amended and Restated Credit Agreement

definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities or repurchase agreements) shall not include any such investment of more than 10% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or an Agreed Foreign Currency.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) ~~other than (i) Holding or (ii) any member of Holding as of the Effective Date who acquires such ownership indirectly through its membership interest in Holding (in both cases only as long as BlackRock Kelso Capital Advisors or a Permitted Manager remains the sole manager of Holding),~~ of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (i) nominated by the requisite members of the Board of Directors of the Borrower nor (ii) appointed by a majority of the directors so nominated.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

“Citibank” means Citibank, N.A.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are ~~Syndicated~~ Dollar Revolving Loans, ~~Syndicated~~Class A Multicurrency Revolving Loans, ~~Swingline Dollar Loans, Swingline~~Class B Multicurrency Revolving Loans, Class A Syndicated Term Loans, Class B Syndicated Term Loans or Incremental Term Loans; when used in reference to any Lender, refers to whether such Lender is a Dollar Revolving Lender, a Class A Multicurrency Revolving Lender, a Class B Multicurrency Revolving Lender, a Class A Syndicated Term Lender, a Class B Syndicated Term Lender or a Term Lender with respect to an Incremental Term Loan; and, when used in reference to any Commitment, refers to whether such Commitment is a Dollar Revolving Commitment, a Class A Multicurrency Revolving Commitment, a Class B Multicurrency Revolving Commitment, a Class A Syndicated Term Loan Commitment ~~or~~, a Class B Syndicated Term Loan Commitment or a Commitment in respect of an Incremental Term Loan.  The “Class” of a Letter of Credit refers to whether such Letter of Credit is a Dollar Letter of Credit or a Multicurrency Letter of Credit.  The “Class” of a Swingline Loan refers to whether such Swingline Loan is a Dollar Swingline Loan or a Multicurrency Swingline

Amended and Restated Credit Agreement

Loan.  For purposes of Section 9.02, the Syndicated Term Loans and Incremental Term Loans shall be construed to be in a single Class.

“Class A Multicurrency Revolving Commitment” means, with respect to each Class A Multicurrency Revolving Lender, the commitment of such Lender to make Class A Multicurrency Revolving Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars and in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Class A Multicurrency Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Class A Multicurrency Revolving Commitment as of the Amendment Effective Date is set forth on Schedule I. The initial amount of the Class A Multicurrency Revolving Commitment of any Lender that assumes a Class A Multicurrency Revolving Commitment after the Amendment Effective Date shall be set forth in the Assignment and Assumption pursuant to which such Lender shall have assumed its Class A Multicurrency Revolving Commitment. The aggregate amount of the Lenders’ Class A Multicurrency Revolving Commitments as of the Amendment Effective Date is $200,000,000.

“Class A Multicurrency Revolving Credit Exposure” means, with respect to any Class A Multicurrency Revolving Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Syndicated Revolving Loans, (b) its Multicurrency LC Exposure and (c) its Swingline Exposure, in each case at such time made or incurred under or in respect of the Class A Multicurrency Revolving Commitments.

“Class A Multicurrency Revolving Lender” means the Persons listed on Schedule I as having Class A Multicurrency Revolving Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Class A Multicurrency Revolving Commitment or to acquire Class A Multicurrency Revolving Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Class A Multicurrency Revolving Loans” means Loans made pursuant to Section 2.01(b).

“Class A Syndicated Term Lenders” means the Persons who, as of the Amendment Effective Date, hold Syndicated Term Loans that have been designated as Class A Syndicated Term Loans pursuant to Section 2.01(d) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume an outstanding Class A Syndicated Term Loan, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Class A Syndicated Term Loan” means a Syndicated Term Loan that has been designated as a Class A Syndicated Term Loan pursuant to Section 2.01(d).

Amended and Restated Credit Agreement

“Class A Syndicated Term Loan Maturity Date” means December 6, 2010.

“Class A Termination Date” means December 6, 2010.

“Class B Multicurrency Revolving Commitment” means, with respect to each Class B Multicurrency Revolving Lender, the commitment of such Lender to make Class B Multicurrency Revolving Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars and in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Class B Multicurrency Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Class B Multicurrency Revolving Commitment as of the Amendment Effective Date is set forth on Schedule I. The initial amount of the Class B Multicurrency Revolving Commitment of any Lender that assumes a Class B Multicurrency Revolving Commitment after the Amendment Effective Date shall be set forth in the Assignment and Assumption pursuant to which such Lender shall have assumed its Class B Multicurrency Revolving Commitment. The aggregate amount of the Lenders’ Class B Multicurrency Revolving Commitments as of the Amendment Effective Date is $200,000,000.

“Class B Multicurrency Revolving Credit Exposure” means, with respect to any Class B Multicurrency Revolving Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Syndicated Revolving Loans, (b) its Multicurrency LC Exposure and (c) its Swingline Exposure, in each case at such time made or incurred under or in respect of the Class B Multicurrency Revolving Commitments.

“Class B Multicurrency Revolving Lender” means the Persons listed on Schedule I as having Class B Multicurrency Revolving Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Class B Multicurrency Revolving Commitment or to acquire Class B Multicurrency Revolving Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Class B Multicurrency Revolving Loans” means Loans made pursuant to Section 2.01(c).

“Class B Syndicated Term Lenders” means the Persons who, as of the Amendment Effective Date, hold Syndicated Term Loans that have been designated as Class B Syndicated Term Loans pursuant to Section 2.01(d) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume an outstanding Class B Syndicated Term Loan, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

Amended and Restated Credit Agreement

“Class B Syndicated Term Loan” means a Syndicated Term Loan that has been designated as a Class B Syndicated Term Loan pursuant to Section 2.01(d).

“Class B Syndicated Term Loan Maturity Date” means December 6, 2013.

“Class B Termination Date” means December 6, 2013.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means Citibank, N.A. in its capacity as Collateral Agent under the Guarantee and Security Agreement, and includes any successor Collateral Agent thereunder.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)        the Administrative Agent shall have received from each Obligor (i) either (x) a counterpart of each of the Guarantee and Security Agreement and Reaffirmation Agreement duly executed and delivered on behalf of such Obligor or (y) in the case of any Person that becomes an Obligor after the Effective Date, a supplement to the Guarantee and Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Obligor and (ii) with respect to any Obligor that directly owns Equity Interests of a Foreign Subsidiary, a counterpart of each Foreign Pledge Agreement that the Administrative Agent determines, based on the advice of counsel, to be necessary or advisable in connection with the pledge of, or the granting of security interests in, Equity Interests of such Foreign Subsidiary, in each case duly executed and delivered on behalf of such Obligor and such Foreign Subsidiary;

(b)        all outstanding Equity Interests of the Borrower and each Subsidiary and all other Equity Interests, in each case owned by or on behalf of any Obligor, shall have been pledged pursuant to the Guarantee and Security Agreement or a Foreign Pledge Agreement (except that the Obligors shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary that is not an Obligor ) and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)        all Indebtedness of the Borrower and each Subsidiary that is owing to any Obligor shall be evidenced by a promissory note and shall have been pledged pursuant to the Guarantee and Security Agreement and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

Amended and Restated Credit Agreement

(d)        all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Guarantee and Security Agreement and the Foreign Pledge Agreements and perfect such Liens to the extent required by, and with the priority required by, the Guarantee and Security Agreement and the Foreign Pledge Agreements, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(e)        the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property;

(f)         each Obligor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder; and

(g)        within 30 days after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Obligors reasonably acceptable to the Administrative Agent as to such matters set forth in this definition as the Administrative Agent may reasonably request.

“Commitments” means a Revolving Commitment, Term Loan Commitment, a Commitment in respect of an Incremental Term Loan or any combination thereof (as the context requires).

“Communications” shall have the meaning assigned to such term in Section 9.01(c).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Debt Amount” means, on any date, the sum of (v) all of the Revolving Credit Exposures of all Lenders on such date plus (w) all of the outstanding

Amended and Restated Credit Agreement

Term Loans of all Lenders on such date plus (x) the aggregate amount of Other Covered Indebtedness on such date minus (y) the LC Exposures fully cash collateralized on such date pursuant to Section 2.05(k) minus (z) the Term Loans fully covered on such date pursuant to Section 2.10(g).

“Currency” means Dollars or any Foreign Currency.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or had a receiver, conservator, trustee or custodian appointed for it, or taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or had a receiver, conservator, trustee or custodian appointed for it, or taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment.

“Disclosed Matters” means the actions, suits and proceedings disclosed in Schedule III.

“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on the date two Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

“Dollar LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Dollar Letters of Credit at such time plus (b) the

Amended and Restated Credit Agreement

aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time.  The Dollar LC Exposure of any Lender at any time shall be its Applicable Dollar Revolving Percentage of the total Dollar LC Exposure at such time.

“Dollar Letters of Credit” means Letters of Credit that utilize the Dollar Revolving Commitments.

“Dollar Revolving Commitment” means, with respect to each Dollar Revolving Lender, the commitment of such Lender to make Syndicated Dollar Revolving Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Dollar Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Dollar Revolving Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Revolving Commitment, as applicable.  The aggregate amount of the ~~Initial~~ Lenders’ Dollar Revolving Commitments on the ~~Restatement~~Amendment Effective Date is $0.

“Dollar Revolving Lender” means the Persons listed on Schedule I as having Dollar Revolving Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Dollar Revolving Commitment or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Dollar Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Dollar Swingline Loan” means a Swingline Loan that is made under the Dollar Revolving Commitments.

“Dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means December 6, 2006.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or release of Hazardous Materials or to health and safety matters.

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, (including administrative oversight costs, natural resource damages and remediation

Amended and Restated Credit Agreement

costs), whether contingent or otherwise, arising out of or relating to: (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) ~~the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), and, on and after the effectiveness of the Pension Act,~~ any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) ~~on and after the effectiveness of the Pension Act,~~ a determination that any Plan is, or is expected to be, in “at-risk” status (within the meaning of ~~Title IV~~Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; ~~or~~ (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in reorganization or in endangered critical status within the meaning of Section 305 or Title IV of ERISA; (i) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which the Borrower or any of its ERISA Affiliates is a “disqualified person” (as defined in Section 4975 of the Code) or a “party in interest” (as defined in Section 406 of ERISA) or could

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otherwise be liable; or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any of its ERISA Affiliates.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax (including as a result of Section 1471 of the Code and the Hiring Incentives to Restore Employment Act as enacted on March 18, 2010) that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law, which with respect to Class B Multicurrency Revolving Lenders, Dollar Revolving Lenders and Class B Syndicated Term Lenders shall, for purposes of this definition of “Excluded Taxes”, be defined in reference to the Amendment Effective Date instead of the Effective Date) to comply with Section 2.16(e), except to the extent, other than in a case of failure to comply with Section 2.16(e), that such Foreign Lender’s (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

“Existing Credit Agreement” has the meaning assigned to such term in the preamble hereto.

“Exposure Decrease Cut-Off Amount” means (a) in the case of each Original Revolving Lender, $25,000,000 and (b) in the case of each Additional Revolving Lender, $16,666,667.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a

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Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Subsidiary” means a direct or indirect Subsidiary of the Borrower to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Portfolio Investments, which engages in no material activities other than in connection with the purchase or financing of such assets and which is designated by the Borrower (as provided below) as a Financing Subsidiary,

(a)        no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof,

(b)        with which no Obligor has any material contract, agreement, arrangement or understanding other than on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables, and

(c)        to which no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions.  Each Subsidiary of a Financing Subsidiary shall be deemed to be a Financing Subsidiary and shall comply with the foregoing requirements of this definition.

“Fitch” means Fitch Ratings, Ltd. or any successor thereto.

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”.

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“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pledge Agreement” means a pledge or charge agreement with respect to the Collateral that constitutes Equity Interests of a Foreign Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Security Agreement” means the Guarantee and Security Agreement dated as of the Effective Date, and in the form of Exhibit B, between the Borrower, the Administrative Agent, each holder (or a representative or trustee therefor) from time to time of any Secured Longer-Term Indebtedness, and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement between the Collateral Agent and an entity that, pursuant to Section 5.08, is

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required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request, consistent with the requirements of Section 5.08).

“Hazardous Materials” shall mean (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances; and (b) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

~~“~~Holding” ~~means BlackRock Kelso Capital Holding LLC.~~

“Increasing Lender” has the meaning assigned to such term in Section 2.08(e).

“Incremental Extension of Credit” means any Revolving Commitment Increase, any Term Loan and any Incremental Term Loan.

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.19(c).

“Incremental Facility Closing Date” has the meaning assigned to such term in Section 2.19(c).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.19(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such

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Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent” when used with respect to any specified Person means that such Person (a) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) and (b) is not connected with the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Industry Classification Group” means (a) any of the Moody’s classification groups set forth in Schedule VI hereto, together with any such classification groups that may be subsequently established by Moody’s and provided by the Borrower to the Lenders, and (b) up to three additional industry group classifications established by the Borrower pursuant to Section 5.12.

“Initial Lender” means each of Citibank, JPMorgan Chase Bank, N.A., Wachovia Bank, National Association, Merrill Lynch Capital Corporation, Bear Stearns Corporate Lending Inc. and UBS Loan Finance LLC.

“Initial Lenders Maximum Exposure” has the meaning assigned to such term in Section 2.08(e)(iii).

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date, (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, with respect to such portion of any Eurocurrency Revolving Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on ~~the~~a Revolving Commitment Termination Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending, in the case of Eurocurrency Revolving Loans or Borrowings, on ~~the~~ such Revolving Commitment Termination Date, or, in the case of Eurocurrency Term Loans or Borrowings, on the applicable Term Loan Maturity Date, as specified in the applicable Borrowing Request or

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Interest Election Request, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period (other than an Interest Period pertaining to a Eurocurrency Revolving Borrowing denominated in a Foreign Currency that ends on the Revolving Commitment Termination Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Investment” means, for any Person:  (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means the investment objectives, policies, restrictions and limitations set forth in the report of the Borrower to the SEC on Form 10-K for the fiscal year ended December 31, ~~2005,~~2009, including any amendments, changes, supplements or modifications thereto, provided that any amendment, change, supplement or modification thereto that (a) is, or could reasonably be expected to be, material and adverse to the Lenders and (b) was effected without the prior written consent of the Administrative Agent (with the approval of the Required Lenders) shall be deemed excluded from the definition of “Investment Policies” for purposes of this Agreement.

“Issuing Bank” means Citibank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(j).  In the case of any Letter of Credit to be issued in an Agreed Foreign Currency, Citibank may designate any of its affiliates as the “Issuing Bank” for purposes of such Letter of Credit.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

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“LC Exposure” means, at any time, the sum of the Dollar LC Exposure and the Multicurrency LC Exposure, in each case at such time.

“Lenders” means, collectively, the Revolving Lenders and the Term Lenders.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and the Existing Credit Agreement.

“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.05(k).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing denominated in any Currency, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in such currency in the London or other applicable interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as LIBOR for deposits denominated in such Currency with a maturity comparable to such Interest Period.  In the event that such rate is not available as described above for any reason, then the LIBO Rate for such Interest Period shall be the rate at which deposits in such Currency in the amount of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“LIBOR” means, for any Currency, the rate at which deposits denominated in such Currency are offered to leading banks in the London interbank market (or, in the case of English Pounds Sterling, in the eurocurrency market).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same

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economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof.

“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement and any loans made by the Lenders to the Borrower that are outstanding under the Existing Credit Agreement on the Restatement Effective Date (which loans shall remain outstanding hereunder on the terms set forth herein).

“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

“Mandatory Reduction Amount” is an amount equal to the lesser of (i) 100% of the amount of the Net Proceeds received by or on behalf of the Borrower or any Subsidiary in respect of any Mandatory Reduction Event and (ii) the Temporary Increase Amount immediately prior to such Mandatory Reduction Event.

“Mandatory Reduction Event” means (a) any sale, transfer or other disposition of any property or asset of the Borrower or any Subsidiary (other than a Financing Subsidiary) to a Financing Subsidiary; (b) the issuance by the Borrower or any Subsidiary of any Equity Interests, or the receipt by the Borrower or any Subsidiary of any capital contribution, other than (i) any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Borrower or any Subsidiary, (ii) the issuance of Borrower common stock pursuant to a reinvestment of dividends or distributions on Borrower common stock in accordance with the Borrower’s Amended and Restated Automatic Dividend Investment Plan dated as of September 27, 2007 and (iii) any other issuance and sale of Borrower common stock (at a price per share at least equal to the most recently determined net asset value per share of common stock at the time of such sale) to the extent not exceeding, together with all previous sales of Borrower common stock made on or after the Prepayment Effective Date in accordance with this clause (iii), aggregate gross sale proceeds of $5,000,000; or (c) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01(a), (c), (d), (e), (f) and (h) or permitted by the Required Lenders pursuant to Section 9.02.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Change” has the meaning assigned to such term in Section 3.04(b).

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments and other assets, liabilities and financial condition of the

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Borrower taken as a whole (excluding in any case a decline in the net asset value of the Borrower or a change in general market conditions or values of the Borrower’s Portfolio Investments), or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means (a) Indebtedness (other than the Loans, Letters of Credit and Hedging Agreements) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000 and (b) obligations in respect of one or more Hedging Agreements under which the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and the Subsidiaries would be required to pay if such Hedging Agreement(s) were terminated at such time would exceed $25,000,000.

“Moody’s” means Moody’s Investors Service, Inc.  or any successor thereto.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations.  Each Mortgage shall be satisfactory in form and substance to the Administrative Agent.

“Mortgaged Property” means, initially, each parcel of real property and the improvements thereto owned by an Obligor, and includes each other parcel of real property and the improvements thereto owned by an Obligor with respect to which a Mortgage is granted pursuant to Section 5.08.

“Multicurrency LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time.  The Multicurrency LC Exposure of any Revolving Lender at any time shall be its Applicable Multicurrency Revolving Percentage of the total Multicurrency LC Exposure at such time.  For the avoidance of doubt, prior to the Class A Termination Date, all Multicurrency LC Exposure shall be shared ratably by the Class A Multicurrency Revolving Lenders and the Class B Multicurrency Revolving Lenders.

“Multicurrency Letters of Credit” means Letters of Credit that utilize the Multicurrency Revolving Commitments.

~~“~~Multicurrency Revolving Commitment~~” means, with respect to each Multicurrency Revolving Lender, the commitment of such Lender to make Syndicated Revolving Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars and in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Multicurrency Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased or~~

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~~increased from time to time pursuant to assignments by or to such  Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolving Multicurrency Revolving Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Revolving Commitment, as applicable.  The aggregate amount of the Initial Lenders’ Multicurrency Revolving Commitments on the Restatement Effective Date is $400,000,000~~ plus ~~the Temporary Increase Amount, as reduced from time to time (subject to reduction on the Restatement Effective Date pursuant to Section 2.08(e)(iii) in respect of the Syndicated Term Loans).~~

“Multicurrency Revolving Commitments” means, collectively, the Class A Multicurrency Revolving Commitments and the Class B Multicurrency Revolving Commitments; provided that after the Class A Termination Date, upon the Class A Multicurrency Revolving Lenders being paid all principal and interest and all other amounts then due and payable to them hereunder relating to their Class A Multicurrency Revolving Commitments, the term “Multicurrency Revolving Commitments” shall mean the Class B Multicurrency Revolving Commitments.

“Multicurrency Revolving Lender~~” means the Persons listed on Schedule I as having~~Lenders” means, collectively, the Class A Multicurrency Revolving Lenders and the Class B Multicurrency Revolving Lenders; provided that after the Class A Termination Date, upon the Class A Multicurrency Revolving Lenders being paid all principal and interest and all other amounts then due and payable to them hereunder relating to their Class A Multicurrency Revolving Commitments ~~and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Multicurrency Revolving Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption~~, the term “Multicurrency Revolving Lenders” shall mean the Class B Multicurrency Revolving Lenders.

~~“~~Multicurrency Revolving Loan~~” means a Loan made pursuant to Section 2.01(b).~~

“Multicurrency Revolving Loans” means, collectively, the Class A Multicurrency Revolving Loans and the Class B Multicurrency Revolving Loans; provided that after the Class A Termination Date, upon the Class A Multicurrency Revolving Lenders being paid all principal and interest and all other amounts then due and payable to them hereunder relating to their Class A Multicurrency Revolving Commitments, the term “Multicurrency Revolving Loans” shall mean the Class B Multicurrency Revolving Loans.

“Multicurrency Swingline Loan” means a Swingline Loan that is made under the Multicurrency Revolving Commitments.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

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“National Currency” means the currency, other than the Euro, of a Participating Member State.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including any cash received in respect of any non cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any reasonable interest payments), but only as and when received, minus (b) the sum of (i) all reasonable fees and out of pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates, excluding, for the avoidance of doubt, Merrill Lynch & Co., Inc. and its Subsidiaries) in connection with such event and (ii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries in connection with such event.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(b).

“Obligor” means, collectively, the Borrower and the Subsidiary Guarantors.

“Original Revolving Lender” means each of Citibank, JPMorgan Chase Bank, N.A., Wachovia Bank, National Association and Merrill Lynch Capital Corporation.

“Other Covered Indebtedness” means, collectively, Secured Longer-Term Indebtedness, Secured Shorter-Term Indebtedness and Unsecured Shorter-Term Indebtedness.

“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of the Borrower’s business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (b) Indebtedness (other than Indebtedness for borrowed money) arising in connection with transactions in the ordinary course of the Borrower’s business in connection with its purchasing of securities, derivatives transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Borrower’s Investment Policies, provided that such Indebtedness does not arise in connection with the purchase of Portfolio Investments other than Cash Equivalents and U.S. Government Securities and (c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII.

“Other Secured Indebtedness” means Secured Longer-Term Indebtedness.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any

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payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

~~“~~Pension Act~~” means the Pension Protection Act of 2006, as amended.~~

“Perfection Certificate” means a certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Permitted Board-Approved Affiliate Transaction” means any transaction between the Borrower or any of its Subsidiaries, on the one hand, and any Affiliate of the Borrower, on the other hand (including any amendment, modification, supplement or waiver of an Affiliate Agreement), that (a) has been approved by a majority of the independent directors of the Board of Directors of the Borrower and (b) has been consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money); (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII; (g) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and

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financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; and (i) Liens incurred in connection with any Hedging Agreement entered into with a Lender (or an Affiliate of a Lender) in the ordinary course of business and not for speculative purposes.

~~“~~Permitted Manager~~” means (a) any Affiliate of BlackRock Kelso Capital Advisors that succeeds BlackRock Kelso Capital Advisors as the sole manager of Holding in the event that BlackRock Kelso Capital Advisors would otherwise be required under GAAP to consolidate in its financial statements Holding and/or the Borrower and (b) any other Person succeeding as sole manager of Holding with the consent of the Required Lenders.~~

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01(c).

“Portfolio Investment” means any Investment held by the Obligors in their asset portfolio (and solely for purposes of determining the Borrowing Base, Cash).

“Portfolio Pricing Practices” means the Borrower’s written Amended and Restated Portfolio Pricing Practices as of the Effective Date (attached hereto as Exhibit E) together with any amendment, change, modification or supplement thereto, provided that any amendment, change, supplement or modification thereto that (a) is, or could reasonably be expected to be, material and adverse to the Lenders and (b) was effected without (x) the approval of a majority of the independent directors of the Board of Directors of the Borrower and (y) the consent of the Administrative Agent (with the approval of the Required Lenders) (such consent not to be unreasonably withheld or delayed) shall be deemed excluded from the definition of “Portfolio Pricing Practices” for purposes of this Agreement.

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“Prepayment Effective Date” means the date on which Net Proceeds in respect of any Mandatory Reduction Event are received by or on behalf of the Borrower or any Subsidiary.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing on December 31, 2007.

“Rating Agency” means the each of Fitch, Moody’s and S&P.

“Reaffirmation Agreement” means the Reaffirmation Agreement dated the date hereof, substantially in the form of Exhibit D, between the Borrower and Citibank, as Administrative Agent and Collateral Agent, as the same shall be modified and supplemented from time to time.

“Register” has the meaning set forth in Section 9.04.

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Available Funds” means, as of any date of determination, the aggregate amount of (a) Indebtedness of the Obligors (including Indebtedness under the Commitments) that is not required to be repaid, prepaid or terminated on or prior to the date six months after such date of determination and (b) Relevant Available Commitments of the Obligors.

“Relevant Available Commitments” means, for any Person, as of any date of determination, undrawn commitments (including the Commitments) to extend credit to or for the account of such Person that have a final termination date not earlier than six months after such date of determination, the conditions for the availability of which have been satisfied other than with respect to the delivery of a borrowing request or similar notice (which such Person is permitted to deliver).

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“Relevant Investment Commitments” means, for any Person, all commitments of such Person to acquire, make or enter into, any Investments (other than Investments constituting Cash Equivalents or, to the extent entered into for risk reductions in the ordinary course of business, Hedging Agreements), in each case as determined by reference to the value of such Investments as if the same were actually consummated.

“Required Lenders” means, at any time, Lenders having outstanding Term Loans, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the aggregate outstanding amount of Term Loans, the total Revolving Credit Exposures and unused Commitments at such time.  The Required Lenders of a Class (which shall include the terms “Required Dollar Revolving Lenders”, “Required Multicurrency Revolving Lenders” and “Required Syndicated Term Lenders”) means Lenders having Term Loans, Revolving Credit Exposures and/or unused Commitments of such Class representing more than 50% of the sum of the total outstanding Term Loans, Revolving Credit Exposures and/or unused Commitments of such Class at such time.

“Restatement Effective Date” ~~means the date on which the conditions specified in Section 4.01 and 4.02 are satisfied (or waived in accordance with Section 9.02)~~has the meaning assigned to it in the preamble hereto.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash,  securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.08(e)(i).

“Revolving Commitment Increase Date” has the meaning assigned to such term in Section 2.08(e)(i).

“Revolving Commitment Reduction Amount” has the meaning assigned to such term in Section 2.08(e)(iii).

“Revolving Commitment Termination Date” means ~~December 6, 2010.~~(a) with respect to the Class A Multicurrency Revolving Commitments, the Class A Termination Date, (b) with respect to the Class B Multicurrency Revolving Commitments, the Class B Termination Date and (c) with respect to the Dollar Revolving Commitments, the Class B Termination Date.

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“Revolving Commitments” means, collectively, the Dollar Revolving Commitments and the Multicurrency Revolving Commitments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure, in each case at such time.

“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Syndicated Revolving Loans, ~~and~~(b) its LC Exposure and (c) its Swingline Exposure, in each case at such time made or incurred under the Dollar Revolving Commitments.

“Revolving Lenders” means, collectively, the Dollar Revolving Lenders and the Multicurrency Revolving Lenders.

“Revolving LoanLoans” means, collectively, the ~~Loans made by the Revolving Lenders to the Borrower pursuant to Sections 2.01(a) and/or 2.01(b)~~Dollar Revolving Loans and the Multicurrency Revolving Loans.

“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Syndicated Revolving Loans, ~~and~~(b) its LC Exposure and (c) its Swingline Exposure, in each case at such time made or incurred under the Multicurrency Revolving Commitments.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor thereto.

“SEC” means the Securities and Exchange Commission.

“Second Currency” has the meaning assigned to such term in Section 9.11.

“Secured Longer-Term Indebtedness” means, as at any date, Indebtedness (other than Indebtedness hereunder) of the Borrower (which may be Guaranteed by Subsidiary Guarantors) that (a) has no amortization prior to, and a final maturity date not earlier than, six months after the ~~Revolving Commitment~~Class B Termination Date, (b) is incurred pursuant to documentation containing other terms (including interest, amortization, covenants and events of default) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries than those set forth in this Agreement and (c) is not secured by any assets of any Obligor other than pursuant to the Security Documents and the holders of which have agreed, in a manner satisfactory to the Administrative Agent and the Collateral Agent, to be bound by the provisions of the Security Documents.

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“Secured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any Subsidiary that is secured by any assets of any Obligor and that does not constitute Secured Longer-Term Indebtedness and (b) any Indebtedness that is designated as “Secured Shorter-Term Indebtedness” pursuant to Section 6.11(a).

“Security Documents” means, collectively, the Guarantee and Security Agreement, the Reaffirmation Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee and Security Agreement and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered on or after the Effective Date by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement.

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders’ equity or net assets, as applicable, for the Borrower and its Subsidiaries at such date.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest, provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Specified Currency” has the meaning assigned to such term in Section 9.11.

“Specified Place” has the meaning assigned to such term in Section 9.11.

“Standard Securitization Undertakings” means, collectively, (a) customary arm’s-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectibility of the assets sold or the creditworthiness of the associated account debtors or loan obligors) and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in accounts receivable or loan securitizations.

“Statutory Reserve Rate” means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is

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the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D).  Such reserve percentages shall include those imposed pursuant to Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by the Borrower in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries.  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is a Guarantor under the Guarantee and Security Agreement.

“Supplemental Margin” means (a) with respect to any ABR Revolving Loan of a Class B Multicurrency Revolving Lender or a Dollar Revolving Lender, 2.000% per annum; (b) with respect to any Eurocurrency Revolving Loan of a Class B Multicurrency Revolving Lender or a Dollar Revolving Lender, 2.375% per annum or, during any period that the Borrower has a long-term unsecured senior, non-credit enhanced debt rating of BBB (or the equivalent) or higher from one or more Rating Agencies, 2.125% per annum (in the event of split ratings from two Rating Agencies, the higher rating shall apply and, in the event of split ratings from three Rating Agencies, the lower rating of the two highest ratings shall apply); (c) with respect to any ABR Term Loan of a Class B Syndicated Term Lender, 1.500% per annum; and (d) with respect to any Eurocurrency Term Loan of a Class B Syndicated Term Lender, 1.500% per annum.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender

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at any time shall be the sum of (i) its Applicable Dollar Revolving Percentage of the total Swingline Exposure at such time incurred under the Dollar Revolving Commitments and (ii) its Applicable Multicurrency Revolving Percentage of the total Swingline Exposure at such time incurred under the Multicurrency Revolving Commitments.  For the avoidance of doubt, prior to the Class A Termination Date, all Swingline Exposure incurred under the Multicurrency Revolving Commitments shall be shared ratably by the Class A Multicurrency Revolving Lenders and the Class B Multicurrency Revolving Lenders.

“Swingline Lender” means Citibank, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndicated”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01.

~~“~~Syndicated Term Lenders~~” means the Persons listed on Schedule I as having Term Loan Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume an outstanding Term Loan, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.~~

“Syndicated Term Lenders” means, collectively, the Class A Syndicated Term Lenders and the Class B Syndicated Term Lenders; provided that after the Class A Syndicated Term Loan Maturity Date, upon the Class A Syndicated Term Lenders being paid all principal and interest and all other amounts then due and payable to them hereunder relating to their Class A Syndicated Term Loans, the term “Syndicated Term Lenders” shall mean the Class B Syndicated Term Lenders.

“Syndicated Term Loan” means a Loan made pursuant to Section 2.01(~~c~~d).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Temporary Increase” means the several temporary increases, by each of the Temporary Increase Lenders, of their respective Multicurrency Revolving Commitments, as specified on Schedule I and as reduced from time to time in accordance with Sections 2.08(e)(iii) and 2.08(f), taken as a whole.  The Temporary Increase shall expire on the Temporary Increase Expiry Date.

“Temporary Increase Amount” means the aggregate amount of the several Multicurrency Revolving Commitment increases under the Temporary Increase, as reduced from time to time.  The initial Temporary Increase Amount is $100,000,000 and

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any Temporary Increase Amount remaining on the Temporary Increase Expiry Date shall be reduced to zero (0) on such Temporary Increase Expiry Date.

“Temporary Increase Expiry Date” means April 14, 2008.

“Temporary Increase Lender” means each of Citibank, N.A., JPMorgan Chase Bank, N.A., Wachovia Bank, National Association and Merrill Lynch Capital Corporation.

“Term Lenders” means, collectively, the Class A Syndicated Term Lenders, the Class B Syndicated Term Lenders and any Lender with an outstanding Incremental Term Loan or a Commitment to make an Incremental Term Loan; provided that after the Class A Syndicated Term Loan Maturity Date, upon the Class A Syndicated Term Lenders being paid all principal and interest and all other amounts then due and payable to them hereunder relating to their Class A Syndicated Term Loans, the term “Term Lenders” shall mean, collectively, the Class B Syndicated Term Lenders and any Lender with an outstanding Incremental Term Loan or a Commitment to make an Incremental Term Loan.

“Term Loan” means ~~a Syndicated Term Loan or~~, collectively, the Class A Syndicated Term Loans, the Class B Syndicated Term Loans and any Incremental Term Loan; provided that after the Class A Syndicated Term Loan Maturity Date, upon the Class A Syndicated Term Lenders being paid all principal and interest and all other amounts then due and payable to them hereunder relating to their Class A Syndicated Term Loans, the term “Term Loan” shall mean, collectively, the Class B Syndicated Term Loans and any Incremental Term Loan.

“Term Loan Commitment” means the commitment of each Syndicated Term Lender to make a Syndicated Term Loan denominated in Dollars hereunder on the Restatement Effective Date, expressed as an amount representing the maximum principal amount of Syndicated Term Loans to be made by such Syndicated Term Lender hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial aggregate amount of the Syndicated Term Lenders’ Term Loan Commitment is $145,000,000.

~~“~~Term Loan Maturity Date~~” means December 6, 2010.~~

“Term Loan Maturity Date” means (a) with respect to the Class A Syndicated Term Loans, the Class A Syndicated Term Loan Maturity Date, (b) with respect to the Class B Syndicated Term Loans, the Class B Syndicated Term Loan Maturity Date and (c) with respect to any Incremental Term Loan, the Class B Syndicated Term Loan Maturity Date.

“Total Exposure” has the meaning assigned to such term in Section 2.08(e)(iii).

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“Transactions” means (a) the execution, delivery and performance by the Borrower of this Agreement, the other Loan Documents (including, without limitation, Amendment No. 1) and the Existing Credit Agreement, (b) the borrowing of Loans, (c) the use of the proceeds thereof and (d) the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unsecured Longer-Term Indebtedness” means any Indebtedness of the Borrower (which may be Guaranteed by Subsidiary Guarantors) that (a) has no amortization prior to, and a final maturity date not earlier than, six months after the ~~Revolving Commitment~~Class B Termination Date, (b) is incurred pursuant to documentation containing other terms (including interest, amortization, covenants and events of default) and, in each case, no more restrictive in any material respect upon the Borrower and its Subsidiaries than those set forth in this Agreement and (c) is not secured by any assets of any Obligor.

“Unsecured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any Subsidiary that is not secured by any assets of any Obligor and that does not constitute Unsecured Longer-Term Indebtedness (including Unsecured Longer-Term Indebtedness modified as permitted hereunder) and (b) any Indebtedness that is designated as “Unsecured Shorter-Term Indebtedness” pursuant to Section 6.11(a).

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“Value” has the meaning assigned to such term in Section 5.13.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Syndicated Dollar Revolving Loan”, “Syndicated Class B Multicurrency  Revolving Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Syndicated ~~Multicurrency~~ Class B Multicurrency Eurocurrency Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a

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“Dollar Revolving Borrowing” or “Class B Multicurrency Revolving Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Syndicated Dollar ABR Revolving Borrowing” or “Syndicated ~~Multicurrency~~ Class B Multicurrency Eurocurrency Revolving Borrowing”).  Loans and Borrowings may also be identified by Currency.

SECTION 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  The Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Accounting Standards Codification 825 or account for assets and liabilities acquired in an acquisition on a fair value basis pursuant to Accounting Standards Codification 805, all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not

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adopted Accounting Standards Codification 825 or Accounting Standards Codification 805.

SECTION 1.05.  Currencies; Currency Equivalents.

(a)        Currencies Generally.  At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the Effective Date.  Except as provided in Section 2.10(b) and the last sentence of Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing or Letter of Credit under the Multicurrency Revolving Commitments, together with all other Borrowings and Letters of Credit under the Multicurrency Revolving Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Multicurrency Revolving Commitments, (ii) the aggregate unutilized amount of the Multicurrency Revolving Commitments, (iii) the Revolving Credit Exposure, (iv) the Multicurrency LC Exposure, (v) the Covered Debt Amount and (vi) the Borrowing Base or the Value or the fair market value of any Portfolio Investment, the outstanding principal amount of any Borrowing or Letter of Credit that is denominated in any Foreign Currency or the Value or the fair market value of any Portfolio Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing, Letter of Credit or Portfolio Investment, as the case may be, determined as of the date of such Borrowing or Letter of Credit (determined in accordance with the last sentence of the definition of the term “Interest Period”) or the date of valuation of such Portfolio Investment, as the case may be~~,~~; provided~~,~~ that the “dollar equivalent” of the Value or the fair market value of any Portfolio Investment that is denominated in any Foreign Currency shall be determined in accordance with Section 5.12(b).  Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

(b)        Special Provisions Relating to Euro.  Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the Effective Date shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union, provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such National Currency, such party shall be entitled to pay or repay such amount either in Euros or in such National Currency.  If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank

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market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State, provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the Effective Date, provided that the Administrative Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.

ARTICLE II

THE CREDITS

SECTION 2.01.  The Commitments.  Subject to the terms and conditions set forth herein:

(a)        each Dollar Revolving Lender agrees to make Syndicated Revolving Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Revolving Commitment, (ii) the aggregate Revolving Dollar Credit Exposure of all of the Dollar Revolving Lenders exceeding the aggregate Dollar Revolving Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect;

(b)        each Class A Multicurrency Revolving Lender agrees to make Syndicated Revolving Loans in Dollars and in Agreed Foreign Currencies to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s ~~Revolving~~Class A Multicurrency Revolving Credit Exposure exceeding such Lender’s Class A Multicurrency Revolving Commitment, (ii) the aggregate ~~Revolving~~Class A Multicurrency Revolving Credit Exposure of all of the Class A Multicurrency Revolving Lenders exceeding the aggregate Class A Multicurrency Revolving Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect; ~~and~~

Amended and Restated Credit Agreement

(c)        each Class B Multicurrency Revolving Lender agrees to make Syndicated Revolving Loans in Dollars and in Agreed Foreign Currencies to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Class B Multicurrency Revolving Credit Exposure exceeding such Lender’s Class B Multicurrency Revolving Commitment, (ii) the aggregate Class B Multicurrency Revolving Credit Exposure of all of the Class B Multicurrency Revolving Lenders exceeding the aggregate Class B Multicurrency Revolving Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect;

(d)        ~~(c)~~ each Syndicated Term Lender agrees to make Syndicated Term Loans in Dollars to the Borrower on the Restatement Effective Date in an aggregate principal amount not to exceed such Lender’s Term Loan Commitment~~.~~ (it being understood that, on and after the Amendment Effective Date, all such outstanding Syndicated Term Loans held by (A) Syndicated Term Lenders that agreed, pursuant to the terms of Amendment No. 1, to extend the maturity of their respective Syndicated Term Loans to the Class B Syndicated Term Loan Maturity Date shall be designated hereunder as “Class B Syndicated Term Loans” and (B) all other Syndicated Term Lenders shall be designated hereunder as “Class A Syndicated Term Loans”);

(e)        all Revolving Loans, Swingline Loans and Letters of Credit outstanding under this Agreement immediately prior to the Amendment Effective Date and all commitments in respect thereof outstanding under this Agreement immediately prior to the Amendment Effective Date shall remain outstanding hereunder on the terms set forth herein, provided, however, that as of the Amendment Effective Date, (i) the Multicurrency Revolving Commitments (as defined in this Agreement before giving effect to Amendment No. 1) shall be allocated between, and redesignated as, Class A Multicurrency Revolving Commitments and Class B Multicurrency Revolving Commitments hereunder and (ii) all outstanding Letters of Credit and Swingline Loans incurred under the Multicurrency Revolving Commitments (as defined in this Agreement before giving effect to Amendment No. 1) shall be allocated ratably between the Class A Multicurrency Revolving Lenders and the Class B Multicurrency Revolving Lenders;

(f)         ~~All Loans and Letters of Credit outstanding under the Existing Credit Agreement on the Restatement Effective Date shall remain outstanding hereunder on the terms set forth herein.  Within the foregoing limits and subject to the terms and conditions set forth herein~~within the foregoing limits, the Borrower may borrow, prepay and reborrow Syndicated Revolving Loans.  Amounts repaid or prepaid in respect of Syndicated Term Loans may not be reborrowed~~.~~; and

(g)        in the event that (i) any Multicurrency Revolving Lender holds both a Class A Multicurrency Revolving Commitment and a Class B Multicurrency Revolving Commitment or (ii) any Syndicated Term Lender holds

Amended and Restated Credit Agreement

both a Class A Syndicated Term Loan and a Class B Syndicated Term Loan, such Lender shall be deemed, for all purposes of this Agreement (except with respect to Section 9.02), to be two distinct and separate Lenders, such that such Lender shall be deemed to be one Lender with respect to its Class A Multicurrency Revolving Commitment or Class A Syndicated Term Loan, as the case may be, and another Lender with respect to its Class B Multicurrency Revolving Commitment or Class B Syndicated Term Loan, as the case may be.

SECTION 2.02.  Loans and Borrowings.

(a)        Obligations of Lenders.  ~~Each~~ Subject to the parenthetical statement in Section 2.01(d) with respect to Borrowings of Syndicated Term Loans outstanding as of the Amendment Effective Date, each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class; provided, however, that until the Class A Termination Date, for the purposes of this Agreement (unless otherwise expressly provided), each Borrowing of Multicurrency Revolving Loans shall consist of both Class A Multicurrency Revolving Loans and Class B Multicurrency Revolving Loans made by the Multicurrency Revolving Lenders ratably in accordance with their respective Multicurrency Revolving Commitments on the date such Loans are made hereunder and, subsequent to the Class A Termination Date, each Borrowing of Multicurrency Revolving Loans shall consist of Class B Multicurrency Revolving Loans made by the Class B Multicurrency Revolving Lenders ratably in accordance with their respective Class B Multicurrency Revolving Commitments on the date such Loans are made hereunder.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)        Type of Loans.  Subject to Section 2.13, each Revolving Borrowing or Term Borrowing of a Class shall be constituted entirely of ABR Loans or of Eurocurrency Loans of such Class denominated in a single Currency as the Borrower may request in accordance herewith.  Each ABR Loan shall be denominated in Dollars.  Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)        Minimum Amounts.  Each Borrowing (whether Eurocurrency, ABR or Swingline) shall be in an aggregate amount of $1,000,000 or a larger multiple of $1,000,000, provided that a Syndicated ABR Revolving Borrowing of a Class may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement of such Class as contemplated by Section 2.05(f).  Borrowings of more than one Class, Currency and Type may be outstanding at the same time, provided that no more than ten Eurocurrency Borrowings may be outstanding at the same time.

Amended and Restated Credit Agreement

(d)        Limitations on Interest Periods.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurocurrency Borrowing) any Borrowing if the Interest Period requested therefor would begin before and end after~~, (x) in the case of Revolving Borrowings, the Revolving Commitment Termination Date and (y) in the case of Syndicated Term Borrowings, the Term Loan Maturity~~ the Class A Termination Date or begin before and end after the Class B Termination Date.

SECTION 2.03.  Requests for Borrowings.

(a)        Notice by the Borrower.  To request a Syndicated Revolving or Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurocurrency Revolving Borrowing denominated in Dollars or Eurocurrency Term Loan Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Eurocurrency Revolving Borrowing denominated in a Foreign Currency, not later than 12:00 noon, London time, three Business Days before the date of the proposed Borrowing or (iii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

(b)        Content of Borrowing Requests.  Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)         whether such Borrowing is to be made under the Term Loan Commitments, a Commitment in respect of an Incremental Term Loan, the Dollar Revolving Commitments, the Class A Multicurrency Revolving Commitments or the Class B Multicurrency Revolving Commitments (it being understood, for purposes of clarity, that the Borrower shall deliver a separate Borrowing Request pursuant to this Section 2.03 with respect to the Loans under the Class A Multicurrency Revolving Commitments and the Class B Multicurrency Revolving Commitments that will comprise each Borrowing of Multicurrency Revolving Loans, with the allocation of the Borrowing between Loans under the Class A Multicurrency Revolving Commitments and the Class B Multicurrency Revolving Commitments to be on terms as set forth in Section 2.02(a));

(ii)        the aggregate amount and Currency of the requested Borrowing (which shall be Dollars, except in the case of any Multicurrency Revolving Borrowing);

(iii)        the date of such Borrowing, which shall be a Business Day;

Amended and Restated Credit Agreement

(iv)       in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)        in the case of a Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi)       the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

(c)        Notice by the Administrative Agent to the Lenders.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.

(d)        Failure to Elect.  If no election as to the Class of a Syndicated Revolving Borrowing is specified, then the requested Syndicated Borrowing shall be deemed to be under the Multicurrency Revolving Commitments and shall be allocated between the Class A Multicurrency Revolving Commitments and the Class B Multicurrency Revolving Commitments as set forth in Section 2.02(a).  If no election as to the Currency of a Borrowing is specified, then the requested Revolving Borrowing shall be denominated in Dollars.  If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be a Eurocurrency Borrowing having an Interest Period of one month and, if an Agreed Foreign Currency has been specified, the requested Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency and having an Interest Period of one month.  If a Eurocurrency Borrowing is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be a Eurocurrency Borrowing denominated in Dollars having an Interest Period of one month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.04.  Swingline Loans.

(a)        Agreement to Make Swingline Loans.  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans under each Revolving Commitment to the Borrower from time to time during the Availability Period, in Dollars and in Agreed Foreign Currencies, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans of both Classes exceeding the Dollar Equivalent of $25,000,000, (ii) the total Revolving Dollar Credit Exposures exceeding the aggregate Dollar Revolving Commitments, (iii) the total Revolving Multicurrency Credit Exposures exceeding the aggregate Multicurrency Revolving Commitments or (iv) the total Covered Debt Amount exceeding the Borrowing Base then in effect, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding

Amended and Restated Credit Agreement

Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)        Notice of Swingline Loans by the Borrower.  To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), (i) in the case of a Swingline Loan denominated in Dollars, not later than 2:00 p.m., New York City time, on the day of such proposed Swingline Loan and (ii) in the case of a Swingline Loan denominated in a Foreign Currency, not later than 1:00 p.m., London time, on the day of such proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and whether such Swingline Loan is to be made under the Dollar Revolving Commitments or the Multicurrency Revolving Commitments.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Collateral Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the Issuing Bank), (x) in the case of a Swingline Loan~~,~~ denominated in Dollars, by 3:00 p.m., New York City time, on the requested date of such Swingline Loan and (y) in the case of a Swingline Loan denominated in a Foreign Currency, by 3:00 p.m., London time, on the requested date of such Swingline Loan.

(c)        Participations by Lenders in Swingline Loans.  The Swingline Lender may by written notice given to the Administrative Agent (i) not later than 10:00 a.m., New York City time, on any Business Day, in the case of Swingline Loans denominated in Dollars and (ii) not later than 1:00 p.m., London time, on any Business Day, in the case of Swingline Loans denominated in any Foreign Currency, require the Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the Swingline Loans of such Class outstanding.  Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which the applicable Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each applicable Lender, specifying in such notice such Lender’s Applicable Dollar Revolving Percentage or Applicable Multicurrency Revolving Percentage, as the case may be, of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the Swingline Lender, such Lender’s Applicable Dollar Revolving Percentage or Applicable Multicurrency Revolving Percentage, as the case may be, of such Swingline Loan or Loans, provided that no Lender shall be required to purchase a participation in a Swingline Loan pursuant to this Section 2.04(c) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Swingline Loan was made and (y) the Required Lenders of the respective Class shall have so notified the Swingline Lender in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist; provided further that on the Class A Termination Date or the date on which the Class A

Amended and Restated Credit Agreement

Multicurrency Revolving Commitments shall terminate (in either case, so long as no Default or Event of Default is continuing and any prepayments required by Section 2.10(h) of this Agreement have occurred), the interests and participations granted to and acquired by the Class A Multicurrency Revolving Lenders in the Swingline Loans shall automatically terminate and (x) from and after the Class A Termination Date, the Class A Multicurrency Revolving Lenders shall have no liability arising from, relating to, in connection with or otherwise in respect of, such interests and participations or any Swingline Loans and (y) such interests and participations in outstanding Swingline Loans shall thereupon automatically and without further action be reallocated to the Class B Multicurrency Revolving Lenders ratably in accordance with such Class B Multicurrency Revolving Lenders’ respective Applicable Multicurrency Revolving Percentage determined after giving effect to the termination of the Class A Multicurrency Revolving Commitments.  Notwithstanding any other provision of this Section 2.04(c), Class A Multicurrency Revolving Loans and Class B Multicurrency Revolving Loans shall be deemed to be of the same Class for purposes of this Section 2.04(c) and, until the Class A Termination Date, the Class A Multicurrency Revolving Lenders and the Class B Multicurrency Revolving Lenders shall acquire participations in the Swingline Loans under the Multicurrency Revolving Commitments on a pro rata basis.

Subject to the foregoing, each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this ~~paragraph~~ Section 2.04(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments of the respective Class, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this ~~paragraph~~Section 2.04(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this ~~paragraph~~Section 2.04(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this ~~paragraph~~Section 2.04(c) and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this ~~paragraph~~Section 2.04(c) shall not relieve the Borrower of any default in the payment thereof.

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(d)        Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)         if any Swingline Exposure exists at the time such Lender becomes a Defaulting Lender, the Borrower shall within three Business Days following notice by the Administrative Agent prepay such Swingline Exposure or, if agreed by the Swingline Lender, cash collateralize the Swingline Exposure of such Defaulting Lender on terms reasonably satisfactory to the Swingline Lender in an amount equal to 100% of such Defaulting Lender’s Swingline Exposure for so long as such Swingline Exposure is outstanding; and

(ii)        the Swingline Lender shall not be required to fund any Swingline Loan unless it is satisfied that cash collateral will be provided by the Borrower with respect to the prospective Swingline Exposure of such Defaulting Lender in accordance with Section 2.04(d)(i).

Any cash collateral on deposit for a Defaulting Lender’s Swingline Exposure or prospective Swingline Exposure under this Section 2.04(d) shall be released by the Swingline Lender to the Borrower within one Business Day after the applicable Lender is no longer a Defaulting Lender.

SECTION 2.05.  Letters of Credit.

(a)        General.  Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Bank to issue, at any time and from time to time during the Availability Period and under either the Dollar Revolving Commitments or Multicurrency Revolving Commitments, Letters of Credit denominated in Dollars or (in the case of Letters of Credit under the Multicurrency Revolving Commitments) in any Agreed Foreign Currency for its own account in such form as is acceptable to the Issuing Bank in its reasonable determination.  Letters of Credit issued hereunder shall constitute utilization of the applicable Revolving Commitments up to the aggregate amount available to be drawn thereunder.

(b)        Notice of Issuance, Amendment, Renewal or Extension.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, whether such Letter of Credit is to be issued under the Dollar Revolving Commitments or the Multicurrency Revolving Commitments, the name and

Amended and Restated Credit Agreement

address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c)        Limitations on Amounts.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate LC Exposure of the Issuing Bank (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $25,000,000, (ii) the total Revolving Dollar Credit Exposures shall not exceed the aggregate Dollar Revolving Commitments, (iii) the total Revolving Multicurrency Credit Exposures shall not exceed the aggregate Multicurrency Revolving Commitments and (iv) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.

(d)        Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after such renewal or extension, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the ~~Revolving Commitment~~Class B Termination Date, provided, however, that any Letter of Credit with a one-year term may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the ~~Revolving Commitment~~Class B Termination Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed, provided further, however, that a Letter of Credit cash collateralized by the Borrower pursuant to Section 2.05(k) may expire after the ~~Revolving Commitment~~Class B Termination Date.

(e)        Participations.  By the issuance of a Letter of Credit of a Class (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Bank, and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender of such Class, and each Lender of such Class hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Dollar Revolving Percentage or Applicable Multicurrency Revolving Percentage, as the case may be, of the aggregate amount available to be drawn under such Letter of Credit.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including

Amended and Restated Credit Agreement

any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the applicable Revolving Commitments, provided that no Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section 2.05(e) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Letter of Credit was issued and (y) the Required Lenders of the respective Class shall have so notified the Issuing Bank in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist; provided further that on the Class A Termination Date or the date on which the Class A Multicurrency Revolving Commitments shall terminate (in either case, so long as no Default or Event of Default is continuing and any prepayments required by Section 2.10(h) of this Agreement have occurred), the interests and participations granted to and acquired by the Class A Multicurrency Revolving Lenders in the Letters of Credit shall automatically terminate and (x) from and after the Class A Termination Date, the Class A Multicurrency Revolving Lenders shall have no liability arising from, relating to, in connection with or otherwise in respect of, such interests and participations or any Letters of Credit and (y) such interests and participations in outstanding Letters of Credit shall thereupon automatically and without further action be reallocated to the Class B Multicurrency Revolving Lenders ratably in accordance with such Class B Multicurrency Revolving Lenders’ respective Applicable Multicurrency Revolving Percentage determined after giving effect to the termination of the Class A Multicurrency Revolving Commitments.  Notwithstanding any other provision of this Section 2.05(e), Class A Multicurrency Revolving Loans and Class B Multicurrency Revolving Loans shall be deemed to be of the same Class for purposes of this Section 2.05(e) and, until the Class A Termination Date, the Class A Multicurrency Revolving Lenders and the Class B Multicurrency Revolving Lenders shall acquire participations in the Letters of Credit under the Multicurrency Revolving Commitments on a pro rata basis.

In consideration and in furtherance of the foregoing, each Lender of a Class hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Bank, such Lender’s Applicable Dollar Revolving Percentage or Applicable Multicurrency Revolving Percentage, as the case may be, of each LC Disbursement made by the Issuing Bank in respect of Letters of Credit of such Class promptly upon the request of the Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason.  Such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders

Amended and Restated Credit Agreement

and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)         Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Syndicated ABR Revolving Borrowing or a Swingline Loan of the respective Class in an equivalent amount (with the amount of any such Syndicated ABR Revolving Borrowing under the Multicurrency Revolving Commitments being allocated among all Multicurrency Revolving Lenders on a pro rata basis) and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Syndicated ABR Revolving Borrowing or Swingline Loan.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Dollar Revolving Percentage or Applicable Multicurrency Revolving Percentage, as the case may be, thereof.

(g)        Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption,

Amended and Restated Credit Agreement

loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that:

(i)         the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)        the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)        this sentence shall establish the standard of care to be exercised by the Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h)        Disbursement Procedures.  The Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

(i)         Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated ABR Revolving Loans that are Class B Multicurrency Revolving Loans, provided that, if the Borrower fails to reimburse such LC Disbursement

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within two Business Days following the date when due pursuant to paragraph (f) of this Section, then the provisions of Section 2.12(d) shall apply.  Interest accrued pursuant to this paragraph shall be for account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for account of such Lender to the extent of such payment (and each Multicurrency Revolving Lender shall be entitled to the same rate of interest on its participation as the Issuing Bank is entitled to in respect of such LC Disbursement, regardless of whether such Lender is a Class A Multicurrency Revolving Lender or a Class B Multicurrency Revolving Lender).

(j)         Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(~~b~~c).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)        Cash Collateralization.  If the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(a), Section 2.10(b), Section 2.10(c) or the last paragraph of Article VII, the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent Cash denominated in the Currency of the Letter of Credit under which such LC Exposure arises in an amount equal to the amount required under Section 2.09(a), Section 2.10(b), Section 2.10(c) or the last paragraph of Article VII, as applicable.  Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Guarantee and Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

(l)         Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

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(i)         if any LC Exposure exists at the time such Lender becomes a Defaulting Lender, the Borrower shall within three Business Days following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure on terms reasonably satisfactory to the Issuing Bank in an amount equal to 100% of such Defaulting Lender’s LC Exposure for so long as such LC Exposure is outstanding; and

(ii)        the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower with respect to the prospective LC Exposure of such Defaulting Lender in accordance with Section 2.05(l)(i).

Any cash collateral on deposit for a Defaulting Lender’s LC Exposure or prospective LC Exposure under this Section 2.05(l) shall be released by the Issuing Bank to the Borrower within one Business Day after the applicable Lender is no longer a Defaulting Lender.

SECTION 2.06.  Funding of Borrowings.

(a)        Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request, provided that Syndicated ABR Revolving Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)        Presumption by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Revolving Loans that are Class B Multicurrency Revolving Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

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SECTION 2.07.  Interest Elections.

(a)        Elections by the Borrower for Borrowings.  Subject to Section 2.03(d), the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section, provided, however, that (i) a Borrowing of a Class may only be continued or converted into a Borrowing of the same Class, (ii) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (iii) no Eurocurrency Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit ~~Exposures~~Exposure would exceed the aggregate Multicurrency Revolving Commitments, and (iv) a Eurocurrency Revolving Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing (it being understood, for purposes of clarity, that (x) prior to the Class A Termination Date the Class A Multicurrency Revolving Loans and the Class B Multicurrency Revolving Loans shall be deemed to constitute a single Class and (y) prior to the Class A Syndicated Term Loan Maturity Date the Class A Syndicated Term Loans and the Class B Syndicated Term Loans shall be deemed to constitute a single Class, in each case for purposes of this paragraph), and the Loans constituting each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)        Notice of Elections.  To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but no later than the close of business on the date of such request) by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)        Content of Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)         the Borrowing (including the Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting

Amended and Restated Credit Agreement

Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)        the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)        if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

(d)        Notice by the Administrative Agent to the Lenders.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)        Failure to Elect; Events of Default.  If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Eurocurrency Borrowing of the same Class having an Interest Period of one month, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing no outstanding Eurocurrency Borrowing may have an Interest Period of more than one month’s duration.

SECTION 2.08.  Termination, Reduction or Increase of the Commitments.

(a)        Scheduled Termination.  Unless previously terminated, (i) the Class A Multicurrency Revolving Commitments ~~of each Class shall terminate on the Revolving Commitment~~shall terminate on the Class A Termination Date, (ii) the Class B Multicurrency Revolving Commitments shall terminate on the Class B Termination Date, (iii) the Dollar Revolving Commitments shall terminate on the Class B Termination Date and (~~ii~~iv) the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Restatement Effective Date.

(b)        Voluntary Termination or Reduction.  The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that

Amended and Restated Credit Agreement

(i) each reduction of the Commitments of a Class shall be in an amount that is $5,000,000 or a larger multiple of $5,000,000 in excess thereof ~~and~~, (ii) the Borrower shall not terminate or reduce the Revolving Commitments of ~~either~~any Class if, after giving effect to any concurrent prepayment of the Syndicated Revolving Loans of such Class in accordance with Section 2.10, the total Revolving Credit Exposures of such Class would exceed the total Revolving Commitments of such Class and (iii) the Borrower shall not, prior to the Class A Termination Date, terminate or reduce the Class A Multicurrency Revolving Commitments or the Class B Multicurrency Revolving Commitments unless all Multicurrency Revolving Commitments are concurrently terminated or reduced on a pro rata basis.

(c)        Notice of Voluntary Termination or Reduction.  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Commitments of a Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)        Effect of Termination or Reduction.  Any termination or reduction of the Commitments of a Class shall be permanent.  Except to the extent as otherwise provided herein, each reduction of the Commitments of a Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments; provided that, for purposes of this sentence (except, for purposes of clarity, for any such reduction resulting from the termination of the Class A Multicurrency Revolving Commitments on the Class A Termination Date), the Class A Multicurrency Revolving Commitments and the Class B Multicurrency Revolving Commitments shall be deemed to constitute a single Class.  Notwithstanding the foregoing, any notice delivered to the Administrative Agent pursuant to Section 2.08(c) shall specify the aggregate amount of Class A Multicurrency Revolving Commitments and Class B Multicurrency Revolving Commitments (without giving effect to the proviso in the immediately preceding sentence) being so reduced.

(e)        Increase of the Revolving Commitments and Commitments Reduction Feature.

(i)         Requests for Increase by Borrower.  The Borrower may, at any time, propose that the Revolving Commitments hereunder of a Class be increased (each such proposed increase being a “Revolving Commitment Increase”) by notice to the Administrative Agent, specifying each existing Revolving Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Revolving Commitment and the

Amended and Restated Credit Agreement

date on which such increase is to be effective (the “Revolving Commitment Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and at least 30 days prior to the ~~Revolving Commitment~~Class B Termination Date, provided that:

(A)       the minimum amount of the Revolving Commitment of any Assuming Lender, and the minimum amount of the increase of the Revolving Commitment of any Increasing Lender, as part of such Revolving Commitment Increase shall be $25,000,000 or a larger multiple of $5,000,000 in excess thereof;

(B)       immediately after giving effect to such Revolving Commitment Increase, the total Revolving Commitments of all of the Revolving Lenders hereunder shall not exceed $~~1,000,000,000~~750,000,000;

(C)       each Assuming Lender shall be consented to by the Administrative Agent and the Issuing Bank (each such consent not to be unreasonably withheld or delayed);

(D)       no Default shall have occurred and be continuing on such Revolving Commitment Increase Date or shall result from the proposed Revolving Commitment Increase; and

(E)       the representations and warranties contained in this Agreement shall be true and correct on and as of the Revolving Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii)        Effectiveness of Revolving Commitment Increase by Borrower.  Each Assuming Lender, if any, shall become a Revolving Lender hereunder as of such Revolving Commitment Increase Date and the Revolving Commitment of the respective Class of any Increasing Lender and such Assuming Lender shall be increased as of such Revolving Commitment Increase Date, provided that:

(x)       the Administrative Agent shall have received on or prior to 12:00 noon, New York City time, on such Revolving Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Revolving Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(y)       each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 12:00 noon, New

Amended and Restated Credit Agreement

York City time, on such Revolving Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Revolving Commitment Increase Date, undertake a Revolving Commitment or an increase of Revolving Commitment in each case of the respective Class, duly executed by such Assuming Lender and the Borrower and acknowledged by the Administrative Agent.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders of such Class (including any Assuming Lenders) thereof and of the occurrence of the Revolving Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii)        Reduction of Temporary Increase and Initial Lender Commitments.  From and after the time at which the sum of (x) the total Revolving Commitments and (y) the aggregate principal amount of Term Loans outstanding (such sum, the “Total Exposure”) would exceed $600,000,000 (the “Initial Lenders Maximum Exposure”) in the absence of this Section 2.08(e)(iii), and notwithstanding anything to the contrary in Section 2.17(c) and Section 2.08(d), (a) 100% of any Incremental Extension of Credit in excess of the Initial Lenders Maximum Exposure shall ratably reduce the Revolving Commitment of each Temporary Increase Lender under the Temporary Increase (but solely in respect of such portion of the Revolving Commitment of each Temporary Increase Lender comprised of the Temporary Increase Amount) until the earlier of the time that each such Revolving Commitment shall have been reduced to zero or expired and (b) thereafter, 50% of any Incremental Extension of Credit shall ratably reduce the total Revolving Commitments of each Initial Lender, provided that no reduction of an Initial Lender’s Revolving Commitments pursuant to this clause (b) shall be made (w) with respect to the Revolving Commitments of any Initial Lender who participates in a Revolving Commitment Increase giving rise to the application of clause (b), (x) to the extent such reduction would, together with all other reductions of such Initial Lender’s Revolving Commitments pursuant to clause (b), exceed such Initial Lender’s respective Exposure Decrease Cut-Off Amount, (y) to the extent the amount of such reduction exceeds the Revolving Commitments of each Initial Lender at such time or (z) if any prior reduction of such Initial Lender’s Revolving Commitments pursuant to clause (b) has, at the time of that reduction, reduced such Initial Lender’s Revolving Commitments to zero.  Any decrease of a Temporary Increase Lender’s Revolving Commitments or an Initial Lender’s Commitments pursuant to this paragraph (iii) shall take effect on the date of the Incremental Extension of Credit giving rise to such reduction of such Lender’s Revolving Commitments under the Temporary Increase and/or Revolving Commitments, as the case may be.  Any decrease of a Temporary Increase Lender’s Revolving Commitment under the Temporary Increase or Initial Lender’s Revolving Commitments pursuant to this

Amended and Restated Credit Agreement

paragraph (iii) shall be effected by way of an adjustment of Borrowings in accordance with paragraph (v) below.

(iv)       Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(y) above executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(v)        Adjustments of Revolving Borrowings upon Effectiveness of Increase.  On the Revolving Commitment Increase Date (or the date of an Incremental Extension of Credit for which a reduction is applied to the Revolving Commitment of a Temporary Increase Lender or an Initial Lender pursuant to paragraph (iii) above), the Borrower shall (A) prepay the outstanding Revolving Loans (if any) of the affected Class in full, (B) simultaneously borrow new Revolving Loans of such Class hereunder in an amount equal to such prepayment, provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Revolving Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Revolving Lender will be subsequently borrowed from such Revolving Lender ~~and~~, (y) the existing Revolving Lenders, the Increasing Lenders (if any) and the Assuming Lenders (if any) shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Revolving Loans of such Class are held ratably by the Lenders of such Class in accordance with the respective Revolving Commitments of such Class of such Lenders (after giving effect to such Revolving Commitment Increase or such reduction of Revolving Commitments pursuant to paragraph (iii) above) and (z) prior to the Class A Termination Date, the Class A Multicurrency Revolving Loans and the Class B Multicurrency Revolving Loans shall be deemed to be Loans of the same Class for purposes of this Section 2.08(e)(v), and (C) pay to the Lenders of such Class the amounts, if any, payable under Section 2.15 as a result of any such prepayment.  Concurrently therewith, the Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit and outstanding Swingline Loans of such Class so that such interests are held ratably in accordance with their Revolving Commitments of such Class as so increased (or, with respect to any reduction pursuant to paragraph (iii) above, decreased).

(f)         Mandatory Reduction of Temporary Increase Amount. (a) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Mandatory Reduction Event (except to the extent, and only to the extent, that the receipt of proceeds from the Borrower’s initial public offering of 10,000,000 shares of common stock as described in the Final Prospectus filed with the SEC pursuant to Rule 497 under the Securities Act on June 27, 2007 would have required, or resulted in, (A) a reduction of the Revolving Commitment

Amended and Restated Credit Agreement

of any Temporary Increase Lender and/or (B) a mandatory prepayment of any Revolving Loans hereunder), an amount equal to the Mandatory Reduction Amount shall ratably reduce the respective Revolving Commitment of each Temporary Increase Lender under the Temporary Increase.

(ii)        Such reduction shall take effect on the Prepayment Effective Date applicable to such Mandatory Reduction Event.

(iii)       On each Prepayment Effective Date, the Borrower shall (A) prepay, in full, the Revolving Loans (if any) outstanding under any Class of Revolving Commitments under the Credit Agreement that is affected by a Revolving Commitment reduction under this Section 2.08(f), (B) simultaneously borrow new Revolving Loans of such Class under the Credit Agreement in an amount equal to the lesser of (1) such prepayment and (2) the total of all Multicurrency Revolving Commitments (after giving effect to the Revolving Commitment reduction under this Section 2.08(f)), provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the applicable Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Revolving Loans of such Class are held ratably by the Lenders of such Class in accordance with the respective Revolving Commitments of such Class of such Lenders (after giving effect to the Revolving Commitment reduction under this Section 2.08(f)) and (C) pay to the Lenders of such Class the amounts, if any, payable under Section 2.15 as a result of any such prepayment.  Concurrently therewith, the Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit and Swingline Loans of such Class so that such interests are held ratably in accordance with their Revolving Commitments of such Class (after giving effect to the Revolving Commitment reduction under this Section 2.08(f)).

SECTION 2.09.  Repayment of Loans; Evidence of Debt.

(a)        Repayment.  The Borrower hereby unconditionally promises to pay the Loans as follows:

(i)         to the Administrative Agent for account of the Revolving Lenders of ~~either~~each Class the outstanding principal amount of the Syndicated Revolving Loans of such Class on ~~the Revolving Commitment~~(A) in the case of the Class A Multicurrency Revolving Loans, the Class A Termination Date, (B) in the case of the Class B Multicurrency Revolving Loans, the Class B Termination Date and (C) in the case of the Dollar Revolving Loans, the Class B Termination Date;

(ii)        to the Swingline Lender the then unpaid principal amount of each Swingline Loan of ~~either~~each Class denominated in Dollars, on the earlier of the

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~~Revolving Commitment~~Class B Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least ten Business Days after such Swingline Loan is made, provided that on each date that a Syndicated Borrowing of such Class is made, the Borrower shall repay all Swingline Loans of such Class then outstanding;

(iii)        to the Swingline Lender the then unpaid principal amount of each Swingline Loan ~~of the applicable Class~~ denominated in a Foreign Currency, on the earlier of the ~~Revolving Commitment~~Class B Termination Date and the fifth Business Day after such Swingline Loan is made; and

(iv)       to the Administrative Agent for account of the Syndicated Term Lenders the outstanding principal amount of the Syndicated Term Loans on ~~the~~(A) in the case of the Class A Syndicated Term Loans, the Class A Syndicated Term Loan Maturity Date and (B) in the case of the Class B Syndicated Term Loans, the Class B Syndicated Term Loan Maturity Date.

In addition, on the ~~Revolving Commitment~~Class B Termination Date, the Borrower shall deposit into the Letter of Credit Collateral Account Cash in an amount equal to 102% of the undrawn face amount of all Letters of Credit outstanding on the close of business on the ~~Revolving Commitment~~Class B Termination Date, such deposit to be held by the Administrative Agent as collateral security for the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.

(b)        Manner of Payment.  Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 noon, New York City time, three Business Days before the scheduled date of such repayment, provided that each repayment of Borrowings of a Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class.  If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).  Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.  For purposes of this paragraph, in connection with any prepayment (but not repayment) of Borrowings, (i) prior to the Class A Termination Date the Class A Multicurrency Revolving Loans and the Class B Multicurrency Revolving Loans shall be deemed to constitute a single Class and (ii) prior to the Class A Syndicated Term Loan Maturity Date the Class A Syndicated Term Loans and the Class B Syndicated Term Loans shall be deemed to constitute a single Class, such that (x) any prepayment of a Borrowing of Multicurrency Revolving Loans prior to the Class A Termination Date shall be applied ratably to the Class A Multicurrency Revolving Loans and the Class B Multicurrency Revolving Loans comprising such Borrowing and (y) any prepayment of a Borrowing of Syndicated Term Loans prior to

Amended and Restated Credit Agreement

the Class A Syndicated Term Loan Maturity Date shall be applied ratably to the Class A Syndicated Term Loans and the Class B Syndicated Term Loans comprising such Borrowing.

(c)        Maintenance of Records by Lenders.  Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(d)        Maintenance of Records by the Administrative Agent.  The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(e)        Effect of Entries.  The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f)         Promissory Notes.  Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.  Prepayment of Loans.

(a)        Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section, provided that any prepayment of Term Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof.

(b)        Mandatory Prepayments due to Changes in Exchange Rates.

(i)         Determination of Amount Outstanding.  On each Quarterly Date and, in addition, promptly upon the receipt by the Administrative Agent of a

Amended and Restated Credit Agreement

Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure.  For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received.  Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Revolving Lenders and the Borrower thereof.

(ii)        Prepayment of Multicurrency Revolving Loans.  If, on the date of such determination the aggregate Revolving Multicurrency Credit Exposure exceeds 105% of the aggregate amount of the Multicurrency Revolving Commitments as then in effect, the Borrower shall, if requested by the Required Multicurrency Revolving Lenders (through the Administrative Agent), prepay the ~~Syndicated~~ Multicurrency Revolving Loans and ~~Swingline~~ Multicurrency Swingline Loans (and/or provide cover for Multicurrency LC Exposure as specified in Section 2.05(k)) within 15 Business Days following the Borrower’s receipt of such request in such amounts as shall be necessary so that after giving effect thereto the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Revolving Commitments.

For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Multicurrency Revolving Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Multicurrency Credit Exposure.  The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling one-month period.

Any prepayment pursuant to this paragraph shall be applied, first, to Syndicated Swingline Multicurrency Revolving Loans outstanding, second, to ~~Syndicated~~ Multicurrency Revolving Loans outstanding and third, as cover for Multicurrency LC Exposure.

(c)        Mandatory Prepayments or Cover due to Borrowing Base Deficiency.  In the event that at any time any Borrowing Base Deficiency shall exist, the Borrower shall (i) prepay Term Loans (or in the Borrower’s sole discretion, provide cover for Term Loans as contemplated by Section 2.10(g)) and Revolving Loans (and provide cover for Letters of Credit as contemplated by Section 2.05(k)) pro rata in accordance with the Revolving Credit Exposure’s and the Term Loans’ respective ratable share of the unpaid principal amount of Term Loans and Revolving Credit Exposure at such time or (ii) ~~or~~ reduce Other Covered Indebtedness in such amounts as shall be necessary so that such Borrowing Base Deficiency is immediately cured, provided that

Amended and Restated Credit Agreement

(x) the aggregate amount of such prepayment or cover of Term Loans and prepayment of Revolving Loans (and cover for Letters of Credit) shall be at least equal to the Revolving Credit Exposure’s and the Term Loans’ ratable share of the aggregate prepayment, cover and reduction of Other Covered Indebtedness and (y) if, within five Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency (and/or at such other times as the Borrower has knowledge of such Borrowing Base Deficiency), the Borrower shall present the Administrative Agent a plan reasonably feasible in the opinion of the Administrative Agent to enable such Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall include the five Business Days permitted for delivery of such plan), then such prepayment or reduction shall not be required to be effected immediately but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine and as are reasonably acceptable to the Administrative Agent), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period.

(d)        Mandatory Prepayments due to Non-Approved Change in Investment Policies.  In the event that at any time the Borrower or any of its Subsidiaries shall amend, change, supplement or otherwise modify the Investment Policies in a manner that is, or that could reasonably be expected to be, material and adverse to the Lenders (and, for the avoidance of doubt, without the Borrower or such Subsidiary having obtained the consent referred to in clause (b) of the proviso to the definition of Investment Policies), the Borrower shall prepay the Loans then outstanding in full, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, provided that no prepayment shall be required to the extent such amendment, change, supplement or modification is mandated by provisions of the Investment Company Act applicable to the Borrower and its Subsidiaries.

(e)        Notices, Etc.  The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time (or, in the case of a Borrowing denominated in a Foreign Currency, 12:00 noon, London time), three Business Days before the date of prepayment, (ii) in the case of prepayment of a ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment, (iii) in the case of prepayment of a Swingline Loan denominated in Dollars, not later than 12:00 noon, New York City time, on the date of prepayment or (iv) in the case of a prepayment of a Swingline Loan denominated in a Foreign Currency, not later than 1:00 p.m., London time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments of a Class as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent

Amended and Restated Credit Agreement

shall advise the affected Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing of a Class shall be applied ratably to the Loans of such Class included in the prepaid Borrowing (with Class A Multicurrency Revolving Loans and Class B Multicurrency Revolving Loans being deemed to be one Class and Class A Syndicated Term Loans and Class B Syndicated Term Loans being deemed to be one Class, in each case for purposes of this sentence).  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(b).

(f)         Mandatory Prepayment on the Temporary Increase Expiry Date.  If on the Temporary Increase Expiry Date the Temporary Increase Amount has not been reduced to zero (0) in accordance with Sections 2.08(e)(iii) and 2.08(f), the Borrower shall on such date (i) prepay, in full, the Revolving Loans (if any) outstanding under any Class of Revolving Commitments under the Credit Agreement, (ii) simultaneously borrow new Revolving Loans of such Class under the Credit Agreement in an amount equal to the lesser of (A) such prepayment and (B) the total of all Multicurrency Revolving Commitments in effect immediately after the expiration of the Temporary Increase (and, for the avoidance of doubt, immediately following such reborrowing, no Lender’s Revolving Credit Exposure shall exceed such Lender’s aggregate Dollar Revolving Commitments and Multicurrency Revolving Commitments at such time), provided that with respect to subclauses (i) and (ii), (X) the prepayment to, and borrowing from, any Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (Y) the Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Revolving Loans of such Class are held ratably by the Revolving Lenders of such Class in accordance with the respective Revolving Commitments of such Class of such Lenders (after giving effect to the expiration of the Temporary Increase) and (iii) pay to the Lenders of such Class the amounts, if any, payable under Section 2.15 as a result of any such prepayment.  Concurrently therewith, the Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit of such Class so that such interests are held ratably in accordance with their Revolving Commitments of such Class (after giving effect to the expiration of the Temporary Increase).

(g)        If the Borrower shall provide cover for Term Loans pursuant to Section 2.10(c), the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Cash Collateral Account”) in the name and under the dominion and control of the Administrative Agent Cash in an amount equal to the amount required under Section 2.10(c).  Such deposit shall be held by the Administrative Agent as collateral in the first instance for the Term Loans under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Guarantee and Security Agreement, and for these purposes the Borrower

Amended and Restated Credit Agreement

hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Cash Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

(h)        Mandatory Prepayments on the Class A Termination Date.

(i)         Determination of Amount Outstanding.  On the Class A Termination Date, the Administrative Agent shall determine the aggregate Class B Multicurrency Revolving Credit Exposure.  For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of the Class A Termination Date.  Upon making such determination, the Administrative Agent shall promptly notify the Class B Multicurrency Revolving Lenders and the Borrower thereof.

(ii)        Prepayment of Class B Multicurrency Revolving Loans.  If, on the Class A Termination Date, after giving effect to the termination of the Class A Multicurrency Revolving Commitments and the repayment in full of the obligations under this Agreement owed to the Class A Multicurrency Revolving Lenders and the reallocation of the participations of the Class A Multicurrency Revolving Lenders in Swingline Loans and Letters of Credit as provided herein, the aggregate Class B Multicurrency Revolving Credit Exposure exceeds the aggregate amount of the Class B Multicurrency Revolving Commitments as then in effect, the Borrower shall prepay the Multicurrency Revolving Loans and Multicurrency Swingline Loans (and/or provide cover for Multicurrency LC Exposure as specified in Section 2.05(k)) in such amounts as shall be necessary so that after giving effect thereto the aggregate Class B Multicurrency Revolving Credit Exposure does not exceed the aggregate Class B Multicurrency Revolving Commitments.

Any prepayment pursuant to this paragraph shall be applied, first, to Multicurrency Swingline Loans outstanding, second, to Class B Multicurrency Revolving Loans outstanding and third, as cover for Multicurrency LC Exposure.

SECTION 2.11.  Fees.

(a)        Commitment Fee.  The Borrower agrees to pay to the Administrative Agent for account of each Revolving Lender a commitment fee, which shall accrue at a rate per annum equal to 0.175% on the average daily unused amount of the Dollar Revolving Commitment, the Class A Multicurrency Revolving Commitment and ~~Multicurrency Revolving Commitment,~~ the Class B Multicurrency Revolving Commitment, as applicable, of such Revolving Lender during the period from and including the Effective Date to but excluding the earlier of the date such Revolving Commitment terminates and the ~~Revolving Commitment~~Class A Termination Date.  Accrued commitment fees shall be payable within one Business Day after each Quarterly

Amended and Restated Credit Agreement

Date and on the earlier of the date the Revolving Commitments of the respective Class terminate and the ~~Revolving Commitment~~Class A Termination Date, commencing on the first such date to occur after the Effective Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, the Revolving Commitment of any Class of a Lender shall be deemed to be used to the extent of the outstanding Syndicated Revolving Loans and LC Exposure of such Class of such Lender (and the Swingline Exposure of such Class ~~of such Lender shall be disregarded for such purpose).~~ of such Lender shall be disregarded for such purpose).

(b)        Extension Fee.  The Borrower agrees to pay to the Administrative Agent for account of each Revolving Lender an extension fee, which shall accrue at a rate per annum equal to 0.325% on the average daily unused amount of the Dollar Revolving Commitment and the Class B Multicurrency Revolving Commitment, as applicable, of such Revolving Lender during the period from and including the Amendment Effective Date to but excluding the earlier of the date such Revolving Commitment terminates and the Class A Termination Date.  The Borrower further agrees to pay to the Administrative Agent for account of each Revolving Lender an extension fee, which shall accrue at a rate per annum equal to 0.500% on the average daily unused amount of the Dollar Revolving Commitment and the Class B Multicurrency Revolving Commitment, as applicable, of such Revolving Lender during the period from and including the Class A Termination Date to but excluding the earlier of the date such Revolving Commitment terminates and the Class B Termination Date.  Accrued extension fees shall be payable (i) within one Business Day after each Quarterly Date and (ii) on the earlier of the date the Revolving Commitments of the respective Class terminate and, in the case of the extension fee referred to in the first sentence of this paragraph (b), the Class A Termination Date and, in the case of the extension fee referred to in the second sentence of this paragraph (b), the Class B Termination Date, commencing on the first such date to occur after the Amendment Effective Date.  All extension fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing extension fees, the Revolving Commitment of any Class of a Lender shall be deemed to be used to the extent of the outstanding Syndicated Revolving Loans and LC Exposure of such Class of such Lender (and the Swingline Exposure of such Class of such Lender shall be disregarded for such purpose).

(c)        ~~(b)~~ Letter of Credit Fees.  The Borrower agrees to pay (i) to the Administrative Agent for account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit of each Class of Revolving Commitments, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurocurrency Revolving Loans, plus, in the case of each Dollar Revolving Lender and Class B Multicurrency Revolving Lender only, the Supplemental Margin applicable to Eurocurrency Revolving Loans, in each case on the average daily amount of such Lender’s LC Exposure of such Class (excluding any portion thereof attributable to

Amended and Restated Credit Agreement

unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment of such Class terminates and the date on which such Lender ceases to have any LC Exposure of such Class, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date, provided that all such fees with respect to the Letters of Credit of a Class shall be payable on the date on which the Revolving Commitments of such Class terminate and any such fees accruing after the date on which such Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)        ~~(c)~~ Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(e)        ~~(d)~~ Payment of Fees.  All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto; provided that all fees accrued as of the Class A Termination Date shall be paid on the Class A Termination Date.  Fees paid shall not be refundable under any circumstances absent obvious error.

SECTION 2.12.  Interest.

(a)        ABR Loans.  The Loans constituting each ABR Borrowing (including each Swingline Loan denominated in Dollars) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus, in the case of the Dollar Revolving Loans, the Class B Multicurrency Revolving Loans and the Class B Syndicated Term Loans only (but only with respect to the accrual of interest hereunder for each day on and after the Amendment Effective Date), the Supplemental Margin, provided that in the case of Swingline Loans such interest rate shall be reduced by ~~0.175% per annum (such amount being~~ the commitment fee rate payable pursuant to Section 2.11(a)~~)~~ and the extension fee rate payable pursuant to Section 2.11(b), as applicable.

Amended and Restated Credit Agreement

(b)        Eurocurrency Loans.  The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the related Interest Period for such Borrowing plus the Applicable Margin plus, in the case of the Dollar Revolving Loans, the Class B Multicurrency Revolving Loans and the Class B Syndicated Term Loans only (but only with respect to the accrual of interest hereunder for each day on and after the Amendment Effective Date), the Supplemental Margin.

(c)           Foreign Currency Swingline Loans.  Swingline Loans denominated in Foreign Currencies shall bear interest at a rate per annum agreed between the Borrower and the Swingline Lender at the time the respective Swingline Loans are made (which rate shall be calculated net of ~~0.175% per annum (such amount being~~ the commitment fee rate payable pursuant to Section 2.11(a)~~)~~ and the extension fee rate payable pursuant to Section 2.11(b), as applicable), provided that if any such Loan shall continue outstanding for more than five Business Days, such Loan shall be deemed automatically converted into a Eurocurrency Loan held solely by the Swingline Lender with consecutive Interest Periods of one-month’s duration.

(d)        Default Interest.  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above, (ii) in the case of overdue interest on any principal of any Loan, 2% plus the rate otherwise applicable to such principal as provided above ~~or~~and (~~ii~~iii) in the case of any other amount, 2% plus the rate applicable to ABR Loans that are Class B Multicurrency Revolving Loans as provided in paragraph (a) of this Section.

(e)        Payment of Interest.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and, in the case of Syndicated Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Syndicated ABR Revolving Loan prior to the applicable Revolving Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment ~~and~~, (iii) in the event of any conversion of any Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion and (iv) accrued interest on all Loans shall be paid on the Class A Termination Date.

(f)         Computation.  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case

Amended and Restated Credit Agreement

shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13.  Alternate Rate of Interest.  If prior to the commencement of the Interest Period for any Eurocurrency Borrowing of a Class (the Currency of such Borrowing herein called the “Affected Currency”):

(a)        the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for the Affected Currency for such Interest Period; or

(b)        the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective and, if the Affected Currency is Dollars, such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if the Affected Currency is a Foreign Currency, any Borrowing Request that requests a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective.  For purposes of this Section 2.13, (x) prior to the Class A Termination Date the Class A Multicurrency Revolving Loans and the Class B Multicurrency Revolving Loans shall be deemed to constitute a single Class and (y) prior to the Class A Syndicated Term Loan Maturity Date the Class A Syndicated Term Loans and the Class B Syndicated Term Loans shall be deemed to constitute a single Class.

SECTION 2.14.  Increased Costs.

(a)        Increased Costs Generally.  If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

Amended and Restated Credit Agreement

(ii)         impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)        Capital Requirements.  If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Swingline Loans and Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), by an amount deemed to be material by such Lender or Issuing Bank, then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)        Certificates from Lenders.  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts, in Dollars, necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be promptly delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)        Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor,

Amended and Restated Credit Agreement

provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(e) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Eurocurrency Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding in any event, loss of anticipated profits).  In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of:

(i)         the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Currency for such Interest Period, over

(ii)        the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the eurocurrency market at the commencement of such period.

Payment under this Section shall be made upon request of a Lender delivered not later than five Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section accompanied by a certificate of such Lender setting forth the amount or amounts that such Lender is entitled to receive pursuant to this Section, which certificate shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16.  Taxes.

(a)        Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be

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made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)        Payment of Other Taxes by the Borrower.  In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)        Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank for, and within 10 Business Days after written demand therefor, pay the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)        Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)        Foreign Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law, if requested by the Borrower or the Administrative Agent, as will permit such payments to be made without withholding or at a reduced rate of withholding.

In addition, any Foreign Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable

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law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Foreign Lender is subject to backup withholding or information reporting requirements.

In addition, upon reasonable request of the Borrower or the Administrative Agent, each Foreign Lender shall deliver such forms promptly upon the expiration or invalidity of any form previously delivered by such Foreign Lender, provided it is legally able to do so at the time.

(f)         Treatment of Certain Refunds.  If the Administrative Agent, any Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, any Lender or an Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, any Lender or an Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, any Lender or an Issuing Bank in the event the Administrative Agent, any Lender or an Issuing Bank is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or an Issuing Bank to make available its tax returns or its books or records (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)        Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03, which shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient

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promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.15, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars.  Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

(b)        Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees of a Class then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements of such Class then due to such parties.

(c)        Pro Rata Treatment.  Except to the extent otherwise provided herein: (i) each Borrowing of a Class shall be made from the Lenders of such Class, each payment of commitment ~~fee~~fees under Section 2.11 shall be made for account of the Lenders of the applicable Class, and each termination or reduction of the amount of the Commitments of a Class under Section 2.08 (other than any reduction of the Multicurrency Revolving Commitments on the Amendment Effective Date as set forth on Schedule I  as contemplated by Amendment No. 1) shall be applied to the respective Commitments of the Lenders of such Class, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of a Class shall be allocated pro rata among the Lenders of such Class according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective

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Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans of a Class by the Borrower shall be made for account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Loans of a Class by the Borrower shall be made for account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Loans of such Class then due and payable to the respective Lenders.

(d)        Sharing of Payments by Lenders.  If any Lender of any Class shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, or participations in LC Disbursements or Swingline Loans, of such Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans, and participations in LC Disbursements and Swingline Loans, and accrued interest thereon of such Class then due than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans, and participations in LC Disbursements and Swingline Loans, of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, and participations in LC Disbursements and Swingline Loans, of such Class, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, ~~and~~ (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply) and (iii) for purposes of this paragraph (d), (x) prior to the Class A Termination Date, Class A Multicurrency Revolving Borrowings and Class B Multicurrency Revolving Borrowings shall be treated as a single Class and (y) prior to the Class A Syndicated Term Loan Maturity Date, Class A Syndicated Term Borrowings and Class B Syndicated Term Borrowings shall be treated as a single Class.  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)        Presumptions of Payment.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in

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reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f)         Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)        Replacement of Lenders.  If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued

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interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19.  Incremental Term Loans.

(a)        At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more additional tranches of term loans (the “Incremental Term Loans”), provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment and the applicable Incremental Term Loan, (i) no Default has occurred and is continuing or shall result therefrom and (ii) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in the preceding clause (i).  Notwithstanding anything to the contrary herein, the aggregate principal amount of the Incremental Term Loans shall not exceed $250,000,000.  Each tranche of Incremental Term Loans shall be in integral multiples of $5,000,000 and be in an aggregate principal amount that is not less than $5,000,000.

(b)        The Incremental Term Loans (i) shall rank pari passu in right of payment in respect of the Collateral and with the Revolving Commitments and Syndicated Term Loans, (ii) for purposes of prepayments, shall be treated the same as the Syndicated Term Loans and (iii) shall have terms identical to the Class B Syndicated Term Loans.

(c)        Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loan.  Any additional bank, financial institution or other Person (other than an existing Lender) that elects to extend Incremental Term Loans shall be reasonably satisfactory to the Borrower and the Administrative Agent (any such bank, financial institution or other Person, an “Additional Term Lender”) and, if not already a Term Lender, shall become a Term Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Term Lender and the Administrative Agent.  No Lender shall be obligated to provide any Incremental Term Loan, unless it so agrees.  Commitments in respect of any Incremental Term Loans shall become Commitments under this Agreement.  An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section (including voting provisions applicable to the Additional Term Lenders comparable to the provisions of the second paragraph of Section 9.02(b)).  The effectiveness of any Incremental Facility Amendment shall be

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subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Loans” in Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.  Organization; Powers.  Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required of the Borrower or such Subsidiary, as applicable.

SECTION 3.02.  Authorization; Enforceability.  The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action and, if required, by all necessary shareholder action.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not

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result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04.  Financial Condition; No Material Adverse Change.

(a)        Financial Statements.  The Borrower has heretofore delivered to the Lenders the following financial statements:

(i)           the audited consolidated statement of assets and liabilities and statements of operations, changes in net assets and cash flows of the Borrower and its Subsidiaries as of and for the fiscal year ended December 31, 2006, reported on by Deloitte & Touche LLP, independent public accountants, in the form of the report of the Borrower to the SEC on Form 10-K for such year; and

(ii)        the unaudited interim consolidated statement of assets and liabilities and statements of operations, changes in net assets and cash flows of the Borrower and its Subsidiaries as of and for the three-, six- and nine-month periods ended, respectively, March 31, 2007, June 30, ~~2007~~2007, and September 30, 2007, in the form of the report of the Borrower to the SEC on Form 10-Q for such periods, in each case certified by a Financial Officer of the Borrower.

Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject, in the case of such interim statements, to year-end audit adjustments and the absence of footnotes.

(b)        No Material Adverse Change.  Since the date of the most recent Applicable Financial Statements, there has not been any event, development or circumstance (herein, a “Material Adverse Change”) that has had or could reasonably be expected to have a material adverse effect on (i) the business, Portfolio Investments and other assets, liabilities and financial condition of the Borrower taken as a whole (excluding in any case a decline in the net asset value of the Borrower or a change in general market conditions or values of the Borrower’s Portfolio Investments), or (ii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

SECTION 3.05.  Litigation.

(a)        Actions, Suits and Proceedings.  There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

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(b)        Disclosed Matters.  Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.06.  Compliance with Laws and Agreements. ii)  Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower could reasonably be expected to result in a Material Adverse Effect.

(b)        Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (w) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (x) has become subject to any Environmental Liability, (y) has received notice of any claim with respect to any Environmental Liability or (z) knows of any basis for any Environmental Liability.

SECTION 3.07.  Taxes.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.  ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09.  Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of the Existing Credit Agreement, this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made,

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not misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.10.  Investment Company Act; Margin Regulations.

(a)        Status as Business Development Company.  The Borrower is a company that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC.

(b)        Compliance with Investment Company Act.  The business and other activities of the Borrower and its Subsidiaries, including the making of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents do not result in a violation or breach in any material respect of the applicable provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder.

(c)        Investment Policies.  The Borrower is in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to be material and adverse to the Lenders.

(d)        Use of Credit.  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

SECTION 3.11.  Material Agreements and Liens.

(a)        Material Agreements.  As of the Effective Date, Part A of Schedule II is a complete and correct list of each outstanding credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries, and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement is correctly described in Part A of Schedule II.

(b)        Liens.  As of the Effective Date, Part B of Schedule II is a complete and correct list of each Lien (other than Permitted Liens) securing outstanding Indebtedness of any Person covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

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SECTION 3.12.  Subsidiaries and Investments.

(a)        Subsidiaries.  As of the Restatement Effective Date, the Borrower has no Subsidiaries.

(b)           Investments.  As of the Effective Date, set forth in Schedule IV is a complete and correct list of all Investments (other than Investments of the types referred to in clauses (b), (c) and (d) of Section 6.04) held by the Borrower or any of its Subsidiaries in any Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment.  Except as disclosed in Schedule IV, as of the Effective Date each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

SECTION 3.13.  Properties.

(a)        Title Generally.  Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)        Intellectual Property.  Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.14.  Affiliate Agreements.  As of the Restatement Effective Date, the Borrower has heretofore delivered to each of the Lenders true and complete copies of each of the Affiliate Agreements (including and schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder).  As of the Restatement Effective Date, each of the Affiliate Agreements is in full force and effect.

ARTICLE IV

CONDITIONS

SECTION 4.01.  Restatement Effective Date.  The effectiveness of this Agreement and of the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative

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Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

(a)        Executed Counterparts.  From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(b)        Opinion of Counsel to the Borrower.  A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel for the Borrower in form and substance reasonably acceptable to the Administrative Agent (and the ~~Lenders and dated the Restatement Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel for the Borrower in form and substance reasonably acceptable to the Administrative Agent (and the~~ Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(c)        Corporate Documents.  Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)        Officer’s Certificate.  A certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.

(e)        Liens.  Results of a recent lien search in each relevant jurisdiction with respect to the Borrower, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted under Section 6.02.

(f)         Collateral and Guarantee Requirement.  The Collateral and Guarantee Requirement shall have been satisfied on the Restatement Effective Date.

(g)        Reaffirmation Agreement.  From each party to the Reaffirmation Agreement a counterpart of the Reaffirmation Agreement signed on behalf of such party.

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(h)        Other Documents.  Such other documents as the Administrative Agent or any Lender or special New York counsel to Citibank may reasonably request.

The effectiveness of this Agreement and of the obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Cravath, Swaine & Moore LLP, special New York counsel to Citibank, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Loan Documents, the Reaffirmation Agreement and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless, in addition to the satisfaction of the conditions set forth above in this Section, this Agreement shall have been entered into on or prior to 3:00 p.m. (or such later time as the Administrative Agent may, in its sole discretion, agree), New York City time, on December 31, 2007.  The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.  Each Credit Event.  The obligation of each Lender to make any Loan, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

(a)        the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent any such representation or warranty is itself qualified by materiality or reference to a Material Adverse Effect, in which case it shall be true and correct in all respects) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b)        at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

(c)        either (i) the aggregate Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base after giving effect to

Amended and Restated Credit Agreement

such extension of credit as well as any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.  Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)        within 90 days after the end of each fiscal year of the Borrower, the audited consolidated statement of assets and liabilities and related statements of operations, changes in net assets and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, provided that the requirements set forth in this clause (a) may be fulfilled by providing to the Administrative Agent and the Lenders the report of the Borrower to the SEC on Form 10-K for the applicable fiscal year;

(b)        within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated statement of assets and liabilities and related statements of operations, changes in net assets and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statement of assets and liabilities, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, provided that the requirements set forth in this clause (b)

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may be fulfilled by providing to the Lenders the report of the Borrower to the SEC on Form 10-Q for the applicable quarterly period;

(c)        concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether the Borrower has knowledge that a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02, 6.04, 6.05 and 6.07 and (iii) stating whether any material change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the date of the most recent audited financial statements delivered pursuant to Section 5.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)        as soon as available and in any event not later than the last Business Day of the calendar month following each monthly accounting period (ending on the last day of each calendar month) of the Borrower and its Subsidiaries, a Borrowing Base Certificate as at the last day of such accounting period;

(e)        promptly but no later than five Business Days after the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date the Borrower has knowledge of such Borrowing Base Deficiency indicating the amount of the Borrowing Base Deficiency as at the date the Borrower obtained knowledge of such deficiency and the amount of the Borrowing Base Deficiency as of the date not earlier than one Business Day prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;

(f)         promptly upon receipt thereof, copies of all significant reports submitted by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or Board of Directors of the Borrower;

(g)        promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(h)        promptly following any request therefor, ~~on and after the effectiveness of the Pension Act,~~ copies of (i) any documents described in Section 502(k) of the Code that the Borrower or any of its ERISA Affiliates may request

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with respect to any Multiemployer Plan and (ii) any notices described in Section 502(l) of the Code that the Borrower or any of its ERISA Affiliates may request with respect to any Plan or Multiemployer Plan, provided that if the Borrower or its ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, Borrower or its ERISA Affiliates shall promptly make a request for such documents or notices from the such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(i)         promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02.  Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)        the occurrence of any Default;

(b)        the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)        the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

(d)        any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.  Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

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SECTION 5.04.  Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.  Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06.  Books and Records; Inspection and Audit Rights.

(a)        Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep, or cause to be kept, books of record and account in accordance with GAAP.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records.

(b)        Audit Rights.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested.  The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal, provided that the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year.  The Borrower also agrees to modify or adjust the computation of the Borrowing Base to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal, provided that if the Borrower demonstrates that such evaluation

Amended and Restated Credit Agreement

or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of the Borrowing Base.

SECTION 5.07.  Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the applicable provisions of the Investment Company Act and all Environmental Laws, and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Without limiting the generality of the foregoing, the Borrower will, and will cause its Subsidiaries to, conduct its business and other activities in compliance in all material respects with the applicable provisions of the Investment Company Act (including, without limiting the foregoing, Section 18(a)(1)(A) and any applicable “asset coverage” maintenance requirement) and any applicable rules, regulations or orders issued by the SEC thereunder.

SECTION 5.08.  Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)        New Subsidiaries.  In the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary the Borrower will cause the Collateral and Guarantee Requirement with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Obligor to be satisfied with respect to such Subsidiary.  If such new Subsidiary (other than a Financing Subsidiary) is or shall become an Obligor, the Borrower will cause the entire Collateral and Guarantee Requirement to be satisfied by and with respect to such Subsidiary.

(b)        Further Assurances. (a) The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.  Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Obligors.  The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(ii)        The Borrower shall provide the Administrative Agent with a copy of any amendment, supplement or modification to the Portfolio Pricing Practices as soon as practicable after its adoption and accompanied by a copy of a resolution (if any) of the Board of Directors of the Borrower that such amendment, supplement or modification has been approved by the Borrower.

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SECTION 5.09.  Use of Proceeds.  The Borrower will use the proceeds of the Loans only for general corporate purposes of the Borrower in the ordinary course of business, including the acquisition and funding (either directly or through one or more wholly-owned Subsidiaries) of secured and unsecured leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock and other Portfolio Investments and as otherwise specified in this Agreement, provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.  Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock, or with the proceeds of equity capital of the Borrower.

SECTION 5.10.  Status of RIC and BDC.  The Borrower shall at all times maintain its status as a RIC under the Code, and as a “business development company” under the Investment Company Act.

SECTION 5.11.  Investment Policies.  The Borrower shall at all times be in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.12.  Portfolio Valuation and Diversification, Etc.

(a)        Industry Classification Groups.  For purposes of this Agreement, the Borrower shall in its reasonable determination assign each Portfolio Investment to an Industry Classification Group.  To the extent that any Portfolio Investment is not correlated with the risks of other Portfolio Investments in an Industry Classification Group established by Moody’s, such Portfolio Investment may be assigned by the Borrower to the Industry Classification Group that is most closely correlated to such Portfolio Investment.  In the absence of any correlation, the Borrower shall be permitted, upon notice to the Administrative Agent and each Lender to create up to three additional industry classification groups for purposes of this Agreement.

(b)        Portfolio Valuation, Etc.

(i)         Settlement Date Basis.  Solely for purposes of determining the Borrowing Base, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled), provided that to the extent that any investment has not been paid for in full, only the portion thereof that has been paid for in full and with respect to which the Borrower has ownership rights in the investment and the power to

Amended and Restated Credit Agreement

transfer rights in the investment shall be included as a Portfolio Investment.  For the avoidance of doubt, this paragraph (b)(i) is not intended to require the Borrower to reflect investment transactions on a settlement-date basis in any financial statements or books of record or other documents required to be prepared in accordance with GAAP if doing so would cause such financial statements, books of record or other documents to fail to be in accordance with GAAP.

(ii)         Determination of Values.  The Borrower shall determine the values of its Portfolio Investments in accordance with its Portfolio Pricing Practices.  Solely for purposes of determining the Borrowing Base, the Value of any Portfolio Investment of the Borrower and its Subsidiaries shall be increased by the net unrealized gain as at the date such Value is determined of any Hedging Agreement entered into to hedge risks associated with such Portfolio Investment and reduced by the net unrealized loss as at such date of any such Hedging Agreement (such net unrealized gain or net unrealized loss, on any date, to be equal to the aggregate amount receivable or payable under the related Hedging Agreement if the same were terminated on such date).

(A)       Unquoted Investments—External Review.  With respect to each Portfolio Investment for which market quotation(s) are not readily available, the Borrower shall request an Approved Third-Party Appraiser to assist the Board of Directors of the Borrower in determining the fair market value of such Portfolio Investment, as at the last day of each fiscal quarter, provided that

(x)       the Value of any such Portfolio Investment (i.e., a Portfolio Investment for which market quotations are not readily available) acquired during a fiscal quarter shall be deemed to be no more than the cost of such Portfolio Investment until such time as the fair market value of such Portfolio Investment is determined in accordance with the foregoing provisions of this sub-clause (A) as at the last day of such fiscal quarter or, as applicable, fiscal year;

(y)       notwithstanding the foregoing, the Board of Directors of the Borrower may determine the fair market value of any such Portfolio Investment (i.e., a Portfolio Investment for which market quotation(s) are not readily available) in accordance with the Portfolio Pricing Practices (and without the assistance of an Approved Third-Party Appraiser), provided that for purposes of calculating the Borrowing Base:

(i) the combined aggregate Value of all First-Tier Non-Appraised Portfolio Investments and Second-Tier Non-Appraised Portfolio Investments shall not at any time exceed 10% of the Borrowing Base, and the Borrowing

Amended and Restated Credit Agreement

Base shall be reduced to the extent such combined aggregate Value would otherwise exceed 10% of the Borrowing Base;

(ii) the aggregate Value of all Second-Tier Non-Appraised Portfolio Investments shall not at any time exceed 5% of the Borrowing Base, and the Borrowing Base shall be reduced to the extent such aggregate Value would otherwise exceed 5% of the Borrowing Base; and

(iii) the Value of any Disqualified Non-Appraised Portfolio Investment shall be deemed to be zero~~.~~;

(B)       Internal Review.  The Borrower shall conduct internal reviews of all Portfolio Investments at least once each calendar week which shall take into account any events of which the Borrower has knowledge that adversely affect the value of the Portfolio Investments.  If the value of any Portfolio Investment as most recently determined by the Borrower pursuant to this Section 5.12(b)(ii)(B) is lower than the value of such Portfolio Investment as most recently determined pursuant to Section 5.12(b)(ii)(A), such lower value shall be deemed to be the “Value” of such Portfolio Investment for purposes hereof;

(C)       Failure to Determine Values.  If the Borrower shall fail to determine the value of any Portfolio Investment for which market quotation(s) are not readily available as at any date pursuant to the requirements of the foregoing sub-clauses (A) or (B), then the “Value” of such Portfolio Investment as at such date shall be deemed to be zero.

For purposes of the foregoing, the following terms have the following meanings:

“Non-Appraised Portfolio Investment” means, with respect to any fiscal quarter, any Portfolio Investment for which market quotation(s) are not readily available and for which the fair market value thereof was determined by the Board of Directors as at the last day of such fiscal quarter without the assistance of an Approved Third-Party Appraiser.

“First-Tier Non-Appraised Portfolio Investment” means any Non-Appraised Portfolio Investment from and after the end of the first full fiscal quarter following the later of (i) the end of the most recent fiscal quarter as of which the fair market value of such investment was determined with the assistance of an Approved Third Party Appraiser and (ii) the end of the fiscal quarter in which such investment was first included as a Portfolio Investment, other than a Second-Tier Non-Appraised Portfolio Investment or a Disqualified Non-Appraised Portfolio Investment.

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“Second-Tier Non-Appraised Portfolio Investment” means any Non-Appraised Portfolio Investment from and after the end of the second full fiscal quarter following the later of (i) the end of the most recent fiscal quarter as of which the fair market value of such investment was determined with the assistance of an Approved Third Party Appraiser and (ii) the end of the fiscal quarter in which such investment was first included as a Portfolio Investment.

“Disqualified Non-Appraised Portfolio Investment” means any Non-Appraised Portfolio Investment from and after the end of the fourth full fiscal quarter following the later of (i) the end of the most recent fiscal quarter as of which the fair market value of such investment was determined with the assistance of an Approved Third Party Appraiser and (ii) the end of the fiscal quarter in which such investment was first included as a Portfolio Investment.

The determination of whether any Portfolio Investment is a Non-Appraised Portfolio Investment, First-Tier Non-Appraised Portfolio Investment, Second-Tier Non-Appraised Portfolio Investment or Disqualified Non-Appraised Portfolio Investment as at the last day of any fiscal quarter shall be effective as at such last day and continue in effect to but excluding the last day of the next fiscal quarter.  Such determination need not be made until on or prior to the date upon which the financial statements for such fiscal quarter are delivered or required to be delivered, whichever is earlier, pursuant to Section 5.01(a) or (b), as applicable.

Notwithstanding the foregoing, determinations as to whether a Non-Appraised Portfolio Investment held as of the date hereof is a First-Tier Non-Appraised Portfolio Investment, a Second-Tier Non-Appraised Portfolio Investment or a Disqualified Non-Appraised Portfolio Investment, shall, with respect to clause (ii) of each such definition, be calculated with respect to the fiscal quarter in which such investment was first acquired by the Borrower.

(c)        Diversification Requirements.  The Borrower will, and will cause its Subsidiaries (other than Financing Subsidiaries that are exempt from the provisions of the Code applicable to RIC’s), subject to applicable grace periods set forth in the Code, to comply with the portfolio diversification and similar requirements set forth in the Code applicable to RIC’s.

SECTION 5.13.  Calculation of Borrowing Base.  For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the Advance Rates of the Value of each Portfolio Investment (excluding any cash held by the Administrative Agent pursuant to Section 2.05(k) or Section 2.10(g)), provided that:

(a)        the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities, in accordance with GAAP, that exceeds 10% of Shareholders’ Equity of the Borrower (which, for purposes of this calculation shall exclude the

Amended and Restated Credit Agreement

aggregate amount of investments in, and advances to, Financing Subsidiaries) shall be 50% of the Advance Rate otherwise applicable;

(b)        the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments of all issuers in a consolidated group of corporations or other entities, exceeding 20% of Shareholders’ Equity of the Borrower (which, for purposes of this calculation shall exclude the aggregate amount of investments in, and advances to, Financing Subsidiaries) shall be 0%;

(c)        the portion of the Borrowing Base attributable to common equity, warrants and Non-Performing Portfolio Investments shall not exceed ~~30~~25% of the Covered Debt Amount and the Borrowing Base shall be reduced to the extent such portion would otherwise exceed ~~30~~25% of the Covered Debt Amount;

(d)        the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments in any single Industry Classification Group that exceeds 20% of Shareholders’ Equity of the Borrower (which for purposes of this calculation shall exclude the aggregate amount of investments in, and advances to, Financing Subsidiaries) shall be 0%, provided that, with respect to the Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 20% figure shall be increased to 30% and, accordingly, only to the extent that the Value for such single Industry Classification Group exceeds 30% of the Shareholders’ Equity shall the Advance Rate applicable to such excess Value be 0%;

(e)        no Portfolio Investment may be included in the Borrowing Base until such time as such Portfolio Investment has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein; and

(f)         to the extent that more than one Advance Rate is applicable to any particular Portfolio Investment, the Borrower may apply the highest of such Advance Rates to the Value of such Portfolio Investment for purposes of determining the Borrowing Base.

As used herein, the following terms have the following meanings:

“Advance Rate” means, as to any Portfolio Investment and subject to adjustment as provided in Section 5.13(a) and (c), the following percentages with respect to such Portfolio Investment:

Portfolio Investment	Quoted	Unquoted

Cash, Cash Equivalents and Short-Term U.S. Government Securities	100%	n.a.
Long-Term U.S. Government Securities	95%	n.a.

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Other Short-Term Securities	~~92~~90%	n.a.
Performing First Lien Bank Loans	~~90~~85%	~~80~~75%
Performing Second Lien Bank Loans	~~80~~75%	~~70~~65%
Performing Unsecured Bank Loans	~~75~~70%	~~65~~60%
Performing Cash Pay High Yield Securities	70%	60%
Performing Cash Pay Mezzanine Investments	65%	55%
Performing Non-Cash Pay High Yield Securities	60%	50%
Performing Non-Cash Pay Mezzanine Investments	55%	45%
Non-Performing First Lien Bank Loans	~~65~~50%	~~55~~50%
Non-Performing Second Lien Bank Loans	~~55~~40%	~~45~~40%
Non-Performing Unsecured Bank Loans	~~50~~30%	~~40~~30%
Non-Performing High Yield Securities	~~50~~35%	~~40~~35%
Non-Performing Mezzanine Investments	~~50~~35%	~~40~~35%
Performing Common Equity	~~50~~40%	40%
~~Non-Performing Common Equity~~	~~25%~~	~~0%~~

“Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded and unfunded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans and senior subordinated loans) which are generally under a syndicated loan or credit facility.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of, and any and all other equity interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” has the meaning assigned to such term in Section 1.01.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“High Yield Securities” means debt Securities and Preferred Stock, in each case (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments or Bank Loans.

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than one year from the applicable date of determination.

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“Mezzanine Investments” means debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) and Preferred Stock in each case (a) issued by public or private issuers, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same issuer.

~~“~~Non-Performing Common Equity~~” means Capital Stock (other than Preferred Stock) and warrants of an issuer having any debt outstanding that is non-Performing.~~

“Non-Performing First Lien Bank Loans” means First Lien Bank Loans other than Performing First Lien Bank Loans.

“Non-Performing High Yield Securities” means High Yield Securities other than Performing High Yield Securities.

“Non-Performing Mezzanine Investments” means Mezzanine Investments other than Performing Mezzanine Investments.

“Non-Performing Second Lien Bank Loans” means Second Lien Bank Loans other than Performing Second Lien Bank Loans.

“Non-Performing Unsecured Bank Loans” are Unsecured Bank Loans, other than Performing Unsecured Bank Loans.

“Other Short-Term Securities” means debt Securities maturing within one year from the date of acquisition and having, at such date of acquisition a credit rating of at least A-2 from S&P or at least P-2 from Moody’s, in each case that are not Cash Equivalents or Short-Term U.S. Government Securities.

“Performing” means (a) with respect to any Portfolio Investment that is debt, the issuer of such Portfolio Investment is not in default of any payment obligations in respect thereof, after the expiration of any applicable grace period and (b) with respect to any Portfolio Investment that is Preferred Stock, the issuer of such Portfolio Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace period.

“Performing Cash Pay High Yield Securities” means High Yield Securities (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Cash Pay Mezzanine Investments” means Mezzanine Investments (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly,

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quarterly, semi-annual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer all of whose outstanding debt is Performing.

“Performing First Lien Bank Loans” means First Lien Bank Loans which are Performing.

“Performing Non-Cash Pay High Yield Securities” means Performing High Yield Securities other than Performing Cash Pay High Yield Securities.

“Performing Non-Cash Pay Mezzanine Investments” means Performing Mezzanine Investments other than Performing Cash Pay Mezzanine Investments.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans which are Performing.

“Performing Unsecured Bank Loans” means Unsecured Bank Loans which are Performing.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Capital Stock of such Person, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Capital Stock.

“Second Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a second lien and second priority perfected security interest on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

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“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within one year of the applicable date of determination.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01.

“Unsecured Bank Loan” means a Bank Loan other than a First Lien Bank Loan or a ~~second~~Second Lien Bank Loan.

“Value” means, with respect to any Portfolio Investment, the value as determined pursuant to Section 5.12(b)(ii).

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.  Indebtedness.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)        Indebtedness created hereunder;

(b)        Secured Longer-Term Indebtedness and Unsecured Longer-Term Indebtedness in an aggregate amount that (i) taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Section 6.07(b) and (ii) in the case of Secured Longer-Term Indebtedness, taken together with Indebtedness permitted under clauses (a) and (g) of this Section 6.01 does not exceed the Borrowing Base;

(c)        Other Permitted Indebtedness;

(d)        Indebtedness of Financing Subsidiaries;

(e)        repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

(f)         obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

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(g)        Secured Shorter-Term Indebtedness and Unsecured Shorter-Term Indebtedness in an aggregate amount (determined at the time of the incurrence of such Indebtedness) not exceeding 5% of Shareholders’ Equity and that (i) taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Section 6.07(b) and (ii) taken together with Indebtedness permitted under clause (a), and Secured Longer-Term Indebtedness permitted under clause (b), of this Section 6.01, does not exceed the Borrowing Base; and

(h)        obligations (including Guarantees) in respect of Standard Securitization Undertakings.

SECTION 6.02.  Liens.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)        any Lien on any property or asset of the Borrower existing on the Effective Date and set forth in Part B of Schedule II, provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b)        Liens created pursuant to the Security Documents;

(c)        Liens securing obligations of Financing Subsidiaries;

(d)        Liens on Special Equity Interests included in the Portfolio Investments of the Borrower but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01;

(e)        Liens securing Indebtedness or other obligations in an aggregate principal amount not exceeding $10,000,000 at any one time outstanding (which may cover Portfolio Investments, but only to the extent released from the Lien in favor of the Collateral Agent in accordance with the requirements of Section 10.03 of the Guarantee and Security Agreement), so long as at the time thereof the aggregate amount of Indebtedness permitted under clauses (a), (b) and (g) of Section 6.01, does not exceed the lesser of (i) the Borrowing Base and (ii) the amount required to comply with the provisions of Section 6.07(b); and

(f)         Permitted Liens.

SECTION 6.03.  Fundamental Changes.  The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to,

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liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).  The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, enter into any transaction of merger or consolidation or amalgamation, or acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document.  The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets, whether now owned or hereafter acquired, but excluding (x) assets sold or disposed of in the ordinary course of business (including to make expenditures of cash and dispositions of investments in connection with exits and work-outs in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries) and (y) subject to the provisions of clause (d) below, Portfolio Investments (to the extent not otherwise included in clause (x) of this Section).

Notwithstanding the foregoing provisions of this Section:

(a)        any Subsidiary Guarantor of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that (i) at the time thereof and after giving effect thereto, no Default shall have occurred or be continuing, (ii) if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation and (iii) if any such transaction shall be between the Borrower and a Subsidiary Guarantor, the Borrower shall be the continuing or surviving corporation;

(b)        any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c)        the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(d)        the Obligors may sell, transfer or otherwise dispose of Portfolio Investments to a Financing Subsidiary so long as (i) after giving effect to such release (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such release is not diminished as a result of such release or (y) the Borrowing

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Base immediately after giving effect to such release is at least 110% of the Covered Debt Amount;

(e)        the Borrower or any Subsidiary may merge or consolidate with any other Person so long as at the time thereof and after giving effect thereto, no Default shall have occurred or be continuing and provided that (i) if any such transaction shall be between the Borrower and another Person, the Borrower shall be the continuing or surviving corporation, (ii) if any such transaction shall be between a wholly-owned Subsidiary Guarantor and another Person (other than the Borrower), a wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation and (iii) if any such transaction shall be between a Subsidiary Guarantor and another Person (other than the Borrower or a wholly-owned Subsidiary Guarantor), a Subsidiary Guarantor shall be the continuing or surviving corporation; and

(f)         the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $10,000,000 in any fiscal year.

SECTION 6.04.  Investments.  The Borrower will not, nor will it permit any of its Subsidiaries to, acquire, make or enter into, or hold, any Investments except:

(a)        operating deposit accounts with banks;

(b)        Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c)        Hedging Agreements entered into in the ordinary course of the Borrower’s and its Subsidiaries’ financial planning and not for speculative purposes;

(d)        Portfolio Investments by the Borrower and its Subsidiaries to the extent such Portfolio Investments are permitted under the provisions of the Investment Company Act applicable to business development companies and the Borrower’s Investment Policies;

(e)        Investments in Financing Subsidiaries; and

(f)         additional Investments acquired, made, entered into or held after the Effective Date up to but not exceeding $10,000,000 in the aggregate.

For purposes of clause (f) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of

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dividends, distributions or other payments received in cash in respect of such Investment, provided that in no event shall the aggregate amount of such Investment be deemed to be less than zero; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

SECTION 6.05.  Restricted Payments.  The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and pay:

(a)        dividends with respect to the capital stock of the Borrower to the extent payable in additional shares of the Borrower’s common stock;

(b)        dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in any taxable year of the Borrower in amounts not to exceed the amount that is estimated in good faith by the Borrower to be required to (i) reduce to zero for such taxable year or for the previous taxable year, its investment company taxable income (within the meaning of section 852(b)(2) of the Code), and reduce to zero the tax imposed by section 852(b)(3) of the Code, and (ii) avoid federal excise taxes for such taxable year imposed by section 4982 of the Code;

(c)        dividends and distributions in each case in cash or other property (excluding for this purpose the Borrower’s common stock) in addition to the dividends and distributions permitted under the foregoing clauses (a) and (b), so long as on the date of such Restricted Payment and after giving effect thereto:

(i)        no Default shall have occurred and be continuing; and

(ii)       the aggregate amount of Restricted Payments made during any taxable year of the Borrower after the Effective Date under this clause (c) shall not exceed the sum of (x) an amount equal to 10% of the taxable income of the Borrower for such taxable year determined under section 852(b)(2) of the Code, but without regard to subparagraphs (A), (B) or (D) thereof, minus (y) the amount, if any, by which dividends and distributions made during such taxable year pursuant to the foregoing clause (b) (whether in respect of such taxable year or the previous taxable year) based upon the Borrower’s estimate of taxable income exceeded the actual amounts specified in subclauses (i) and (ii) of such foregoing clause (b) for such taxable year.

(d)        other Restricted Payments so long as (i) on the date of such other Restricted Payment and after giving effect thereto (x) the Covered Debt Amount does not exceed 90% of the Borrowing Base and (y) no Default shall have

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occurred and be continuing and (ii) on the date of such other Restricted Payment the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as at such date demonstrating compliance with subclause (x) after giving effect to such Restricted Payment.  For purposes of preparing such Borrowing Base Certificate, (A) the fair market value of Portfolio Investments for which market quotations are readily available shall be the most recent quotation available for such Portfolio Investment and (B) the fair market value of Portfolio Investments for which market quotations are not readily available shall be the Value set forth in the Borrowing Base Certificate most recently delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01(d), provided that the Borrower shall reduce the Value of any Portfolio Investment referred to in this subclause (B) to the extent necessary to take into account any events of which the Borrower has knowledge that adversely affect the value of such Portfolio Investment.

Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary Guarantor.

SECTION 6.06.  Certain Restrictions on Subsidiaries.  The Borrower will not permit any of its Subsidiaries (other than Financing Subsidiaries) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property.

SECTION 6.07.  Certain Financial Covenants.

(a)        Minimum Shareholders’ Equity.  The Borrower will not permit Shareholders’ Equity at the last day of any fiscal quarter of the Borrower to be less than the greater of (i) 40% of the total assets of the Borrower and its Subsidiaries as at the last day of such fiscal quarter (determined on a consolidated basis, without duplication, in accordance with GAAP) and (ii) $~~350,724,952~~400,000,000 plus 25% of the net proceeds of the sale of Equity Interests by the Borrower and its Subsidiaries after the ~~Restatement~~Amendment Effective Date.

(b)        Asset Coverage Ratio.  The Borrower will not permit the Asset Coverage Ratio to be less than 2.00 to 1 at any time.

(c)        Liquidity Test.  (i) The Borrower will not permit the aggregate Value of the Portfolio Investments that can be converted to Cash in fewer than 10 Business Days without more than a 5% change in price (as determined by the Borrower in its reasonable discretion) to be less than ~~10~~15% of the Covered Debt Amount for more than 30 Business Days

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during any period when the Adjusted Covered Debt Balance is greater than 90% of the Adjusted Borrowing Base.

           (ii)       The Borrower will not create, incur or assume any Indebtedness unless, immediately after giving effect thereto, the sum of Shareholder’s Equity and Relevant Available Funds shall be greater than:

                      (A)       the sum of (1) the aggregate Value of Portfolio Investments plus (2) the aggregate amount of Relevant Investment Commitments of the Obligors; minus

                      (B)       the sum of (1) aggregate Value of Portfolio Investments that can be converted to Cash in fewer than 10 Business Days without more than a 5% change in price (as determined by the Borrower in its reasonable discretion) plus (2) the aggregate amount of Relevant Investment Commitments of the Obligors that can be converted into Cash in fewer than 10 Business Days without more than a 5% change in price (as determined by the Borrower in its reasonable discretion) plus (3) without duplication, the aggregate Value of Portfolio Investments maturing on a date not later than six months after the relevant date of determination.

SECTION 6.08.  Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any material transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (c) Restricted Payments permitted by Section 6.05, (d) the transactions provided in the Affiliate Agreements, (e) transactions described on Schedule V, (f) any Investment that results in the creation of an Affiliate and (g) Permitted Board-Approved Affiliate Transactions.

SECTION 6.09.  Lines of Business.  The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than in accordance with its Investment Policies.

SECTION 6.10.  No Further Negative Pledge.  The Borrower will not, and will not permit any of its Subsidiaries (other than Financing Subsidiaries) to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by

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Section 6.02 prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; and (d) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor secure the Loans or any Hedging Agreement.

SECTION 6.11.  Modifications of Longer-Term Documents.  Without the prior consent of the Administrative Agent (with the approval of the Required Lenders), the Borrower will not consent to any modification, supplement or waiver of:

(a)        any of the provisions of any agreement, instrument or other document evidencing or relating to any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Secured Longer-Term Secured Indebtedness” and “Unsecured Longer-Term Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, unless (i) in the case of Secured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Secured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Secured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Secured Shorter-Term Indebtedness” for all purposes of this Agreement) and (ii) in the case of Unsecured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Unsecured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Unsecured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Unsecured Shorter-Term Indebtedness” for all purposes of this Agreement) or

(b)        any material provision of any of the Affiliate Agreements (other than any Permitted Board-Approved Affiliate Transaction), unless such modification, supplement or waiver is not less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties.

SECTION 6.12.  Payments of Longer-Term Indebtedness.  The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness (other than the refinancing of Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness with Indebtedness

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permitted under Section 6.01), except for (a) regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness~~,~~ or (b) payments and prepayments of Secured Longer-Term Indebtedness required to comply with requirements of Section 2.10(c).

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a)        the Borrower shall (i) fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable (in the case of clause (e) below, subject to applicable cure periods), whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as required by Section 2.09(a) on the ~~Commitment~~Class B Termination Date;

(b)        the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

(c)        any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with the Existing Credit Agreement, this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with the Existing Credit Agreement, this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

(d)        the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.03 (with respect to the Borrower’s existence) or Section 5.08(a) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement or (ii) Sections 5.01(e) and (f) or 5.02 and such failure shall continue unremedied for a period of five or more days after notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower;

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(e)        a Borrowing Base Deficiency shall occur and continue unremedied for a period of five or more Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency pursuant to Section 5.01(e), provided that it shall not be an Event of Default hereunder if the Borrower shall present the Administrative Agent with a plan reasonably feasible in the opinion of the Administrative Agent (with the approval of the Required Lenders) to enable such Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall include the five Business Days permitted for delivery of such plan), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period;

(f)         the Borrower or any Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower, provided that no Event of Default shall exist as a result of the Borrower’s failure to deliver copies of the reports described in Section 5.01(f) to the Administrative Agent or any Lender if (i) the Borrower’s independent public accountants require, as a condition to the Administrative Agent’s or such Lender’s receipt of such reports, that the Administrative Agent and/or such Lender execute a release, indemnification or similar agreement and (ii) the Administrative Agent or such Lender refuse to execute such agreement;

(g)        the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(h)        any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(i)         an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and

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unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(j)         the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k)        the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l)         one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(m)       an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(n)        a Change in Control shall occur;

(o)        BlackRock Kelso Capital Advisors shall cease to be the investment advisor for the Borrower;

~~(p)        BlackRock Kelso Capital Advisors shall cease to be the sole manager of Holding,~~ provided ~~that it shall not be an Event of Default hereunder if it is succeeded by a Permitted Manager;~~

(p)        ~~(q)~~ the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments, not be valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents); or

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(q)        ~~(r)~~ except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by the Borrower;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent or Lenders with LC Exposure representing more than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Letter of Credit Collateral Account cash in an amount equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of this Article.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

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The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any

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action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (or, if an Event of Default has occurred and is continuing in consultation with the Borrower), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security, alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.  Notices; Electronic Communications.

(a)        Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)         if to the Borrower, to it at 40 East 52nd Street, New York, New York 10022, Attention of Chief Financial Officer, (Telecopy No. (212) 810-5801; Telephone No. (212) 810-5800);

(ii)         if to the Administrative Agent, to Citibank, N.A., ~~2 Penns Way,~~1615 Brett Road, Building #2, New Castle, Delaware 19720, Attention of David ~~Foster~~Ingram (Telecopy No. (212) 994-0961; Telephone No. (302) 894-~~6142~~6147; e-mail david.~~g.foster@citigroup~~ingram@citi.com, CC: global.loans.support@citi.com);

(iii)        if to the Issuing Bank, to Citibank, N.A., ~~2 Penns Way,~~1615 Brett Road, Building #2, New Castle, Delaware 19720, Attention of David ~~Foster~~Ingram (Telecopy No. (212) 994-0961; Telephone No. (302) 894-~~6142~~6147; e-mail david.~~g.foster@citigroup~~ingram@citi.com, CC: global.loans.support@citi.com);

(iv)        if to the Swingline Lender with respect to Swingline Loans denominated in Dollars, to Citibank, N.A., ~~2 Penns Way,~~1615 Brett Road,

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Building #2, New Castle, Delaware 19720, Attention of David ~~Foster~~Ingram (Telecopy No. (212) 994-0961; Telephone No. (302) 894-~~6142~~6147; e-mail david.~~g.foster@citigroup~~ingram@citi.com, CC: global.loans.support@citi.com); and

(v)        if to the Swingline Lender with respect to Swingline Loans denominated in Foreign Currencies, to Citibank International plc; 5th Floor, Citigroup Centre; Canada Square, Canary Wharf; London E14 5LB; United Kingdom; Attention of  Howard Batson (Telecopy No. 01144 20 8636 3824; Telephone No. 01144 20 7500 4245); and

(vi)        if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)        Electronic Communications.  Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2.06 if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes and except as provided in paragraph (c) below with respect to notices to the Administrative Agent, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient , and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.  Unless a Lender or the Issuing Bank has notified the Administrative Agent that it is incapable of receiving notices by electronic communication, each Lender and the Issuing Bank agree to notify the

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Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s or the Issuing Bank’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(c)        Communications to the Administrative Agent.  The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement or the Existing Credit Agreement, (iii) provides notices of any Default of Event of Default, or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com.  In addition, the Borrower agrees to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.  The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS,  OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF

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COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Nothing herein shall prejudice the right of the Administrative Agent, the Issuing Bank or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.  Waivers; Amendments.

(a)        No Deemed Waivers; Remedies Cumulative.  No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)        Amendments to this Agreement.  Other than as otherwise set forth in Section 2.19, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall:

(i)         increase the Commitment of any Lender without the written consent of such Lender,

(ii)        reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

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(iii)        postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

(iv)       change Section 2.17(b), (c) or (d) in a manner that would alter the pro rata sharing of payments, or making of disbursements, required thereby without the written consent of each Lender affected thereby,

(v)        change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender affected thereby, or

(vi)       change Section 2.08(e)(iii) without the written consent of each Lender affected thereby;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be and (y) the consent of Lenders holding not less than two-thirds of the Revolving Credit Exposure, unused Revolving Commitments and the aggregate principal amount of outstanding Term Loans will be required (A) for any adverse change affecting the provisions of this Agreement relating to the Borrowing Base (including the definitions used therein), or the provisions of Section 5.12(c), and (B) for any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents.

Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification.

If any Lender has failed to consent to a proposed amendment, waiver, or modification which pursuant to the terms of paragraph (b) of this Section requires the consent of such Lender affected (such Lender, a “Non-Consenting Lender”) and with respect to which the Required Lenders shall have granted their consent, the Borrower shall have the right to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its obligations under this Agreement (including all of its Commitments, Loans and LC Exposure at the time owing to such Non-Consenting Lender) to one or more assignees reasonably acceptable to the Administrative Agent and the Issuing Bank, provided that (i) all obligations with respect to such assigned

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Commitments, Loans and LC Exposure being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon.  In connection with any such assignment, subparagraphs (C) and (D) of Section 9.04(b)(ii), the first sentence of Section 9.04(b)(iii) and paragraphs (c) and (d) of Section 9.04 shall apply.

(c)        Amendments to Security Documents.  No Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens thereof be spread to secure any additional obligations (including any increase in Loans hereunder, but excluding any such increase pursuant to Revolving Commitment Increases under Section 2.08(e) to an aggregate amount not greater than $~~1,000,000,000~~750,000,000 or Incremental Term Loans under Section 2.19 to an aggregate amount not greater than $250,000,000) except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders, provided that, (i) without the written consent of each Lender, no such agreement shall release all or substantially all of the Obligors from their respective obligations under the Security Documents and (ii) without the written consent of each Lender, no such agreement shall release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby, or release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee And Security Agreement, to release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

SECTION 9.03.  Expenses; Indemnity; Damage Waiver.

(a)        Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection

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of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b)        Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.16), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (iv) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the willful misconduct or gross negligence of such Indemnitee or (ii) a claim brought by the Borrower or any Obligor against such Indemnitee for breach in bad faith of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if the Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor, provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

(c)        Reimbursement by Lenders.  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally

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agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon (i) in the case of unpaid amounts owing to the Administrative Agent, such Lender’s share of the aggregate Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time and (ii) in the case of unpaid amounts owing to the Issuing Bank or the Swingline Lender, such Lender’s share of the aggregate Revolving Credit Exposure and unused Revolving Commitments at such time.

(d)        Waiver of Consequential Damages, Etc.  To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)        Payments.  All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04.  Successors and Assigns.

(a)        Assignments Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        Assignments by Lenders.

(i)         Assignments Generally.  Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its

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Commitments and the Loans and LC Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)       the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender or an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee;

(B)       the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender or an Affiliate of a Lender; and

(C)       each of the Issuing Bank and the Swingline Lender, provided that no consent of either the Issuing Bank or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii)        Certain Conditions to Assignments.  Assignments shall be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure of a Class, the amount of the Commitment or Loans and LC Exposure of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)       each partial assignment of any Class of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments, Loans and LC Exposure;

(C)       the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of U.S. $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender or an Approved Fund), for which the Borrower and the Guarantors shall not be obligated; and

(D)       the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)        Effectiveness of Assignments.  Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a

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party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c)        Maintenance of Registers by Administrative Agent.  The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”).  The entries in the Registers shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Registers shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)        Acceptance of Assignments by Administrative Agent.  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)        Special Purposes Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan

Amended and Restated Credit Agreement

pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.14 (or any other increased costs protection provision), 2.15 or 2.16.  Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement, provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC.  In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder), provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (f) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f)         Participations.  Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it), provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and

Amended and Restated Credit Agreement

obligations under this Agreement and the other Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender hereunder.

(g)        Limitations on Rights of Participants.  A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and such Participant agrees, for the benefit of the Borrower, to comply with paragraphs (e) and (f) of Section 2.16 as though it were a Lender and in the case of a Participant claiming exemption for portfolio interest under Section 871(h) or 881(c) of the Code, the applicable Lender shall provide the Borrower with satisfactory evidence that the participation is in registered form and shall permit the Borrower to review such register as reasonably needed for the Borrower to comply with its obligations under applicable laws and regulations.

(h)        Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)         No Assignments to the Borrower or Affiliates.  Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

SECTION 9.05.  Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement

Amended and Restated Credit Agreement

shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness; Electronic Execution.

(a)        Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)        Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such

Amended and Restated Credit Agreement

jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.  Governing Law; Jurisdiction; Etc.

(a)        Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)        Submission to Jurisdiction.  The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)        Waiver of Venue.  The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Amended and Restated Credit Agreement

(d)        Service of Process.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.  Judgment Currency.  This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency.  The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second

Amended and Restated Credit Agreement

Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

SECTION 9.12.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13.  Treatment of Certain Information; Confidentiality.

(a)        Treatment of Certain Information.  The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder.  Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b)        Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this

Amended and Restated Credit Agreement

Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, (i) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications, (j) to a Person that is an investor or prospective investor in a Securitization (as defined below) that agrees that its access to information regarding the Borrower and the Loans is solely for purposes of evaluating an investment in such Securitization, (k) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization, or (l) to a nationally recognized rating agency that requires access to information regarding the Loan Parties, the Loans and Loan Documents in connection with ratings issued with respect to a Securitization.  For purposes of this Section, “Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans or the Loan Documents.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14.  USA PATRIOT Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.

SECTION 9.15.  Existing Credit Agreement; Effectiveness of Amendment and Restatement; No Novation.  Until this Agreement becomes effective in accordance with the terms provided herein, the Existing Credit Agreement shall remain in full force and effect and shall not affected hereby.  After the Restatement Effective Date, all obligations of the Borrower under the Existing Credit Agreement shall become obligations of the Borrower hereunder and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof.  This Agreement shall not extinguish the Loans outstanding under the Existing Credit Agreement.  Nothing herein contained shall be

Amended and Restated Credit Agreement

construed as a substitution or novation of the Loans outstanding under the Existing Credit Agreement, which shall remain outstanding after the Restatement Effective Date as modified hereby.  Notwithstanding any provision of this Agreement, the provisions of Sections 2.14, 2.15, 2.16 and 9.03 of the Existing Credit Agreement as in effect immediately prior to the Restatement Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Restatement Effective Date.

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~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the day and year first above written.~~

~~BLACKROCK KELSO CAPITAL CORPORATION,~~
~~By:~~
~~Name:~~
~~Title:~~

~~LENDERS:~~

~~CITIBANK, N.A., individually and as Administrative Agent,~~
~~By:~~
~~Name:~~
~~Title:~~

~~JPMORGAN CHASE BANK, N.A., individually and as Syndication Agent,~~
~~By:~~
~~Name:~~
~~Title:~~

~~WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Documentation Agent,~~
~~By:~~
~~Name:~~
~~Title:~~

~~MERRILL LYNCH CAPITAL CORPORATION,~~
~~By:~~
~~Name:~~
~~Title:~~

~~BEAR STEARNS CORPORATE LENDING INC.,~~
~~By:~~
~~Name:~~
~~Title:~~

Amended and Restated Credit Agreement

~~UBS LOAN FINANCE LLC,~~
~~By:~~
~~Name:~~
~~Title:~~
~~By:~~
~~Name:~~
~~Title:~~

Amended and Restated Credit Agreement